EXECUTION COPY





                     REVOLVING CREDIT AGREEMENT

                            (Facility A)

                             Dated as of



                             May 27, 1994



                                 among






                           Tandy Corporation,


                        The Banks Listed Herein,


                                  and


                Texas Commerce Bank National Association,


                                as Agent

                            TABLE OF CONTENTS


                               ARTICLE I

                   CERTAIN DEFINED TERMS, ACCOUNTING
                       TERMS AND CONSTRUCTION
    SECTION 1.01      Certain Defined Terms                  I-1
    SECTION 1.02      Accounting Terms                       I-14
    SECTION 1.03      Interpretation                         I-14


                              ARTICLE II
                              THE LOANS

    SECTION 2.01      Commitments                           II-1
    SECTION 2.02      Loans                                 II-1
    SECTION 2.03      Notice of Borrowings                  II-2
    SECTION 2.04      Conversion and Continuation of
                      Borrowings                            II-2
    SECTION 2.05      Notes; Repayment of Loans             II-4
    SECTION 2.06      Interest on Loans                     II-4
    SECTION 2.07      Interest on Overdue Amounts           II-5
    SECTION 2.08      Fees                                  II-5
    SECTION 2.09      Termination and Reduction of
                      Commitments                           II-6
    SECTION 2.10      Alternate Rate of Interest            II-6
    SECTION 2.11      Prepayment of Loans                   II-7
    SECTION 2.12      Reserve Requirements; Change in
                      Circumstances                         II-7
    SECTION 2.13      Change in Legality                    II-9
    SECTION 2.14      Indemnity                             II-9
    SECTION 2.15      Pro Rata Treatment                    II-10
    SECTION 2.16      Payments                              II-10
    SECTION 2.17      Sharing of Setoffs                    II-11
    SECTION 2.18      Payments Free of Taxes                II-11


                            ARTICLE III
                  REPRESENTATIONS AND WARRANTIES

    SECTION 3.01      Organization; Corporate Powers       III-1
    SECTION 3.02      Authorization                        III-1
    SECTION 3.03      Governmental Approval                III-1
    SECTION 3.04      Enforceability                       III-1
    SECTION 3.05      Financial Statements                 III-1
    SECTION 3.06      No Material Adverse Change           III-2
    SECTION 3.07      Title to Properties                  III-2
    SECTION 3.08      Litigation; Compliance with
                      Laws; Etc.                           III-2
    SECTION 3.09      Agreements; No Default               III-3
    SECTION 3.10      Federal Reserve Regulations          III-3
    SECTION 3.11      Taxes                                III-3
    SECTION 3.12      Pension and Welfare Plans            III-4
    SECTION 3.13      No Material Misstatements            III-4
    SECTION 3.14      Investment Company Act; Public
                      Utility Holding Company Act          III-4
    SECTION 3.15      Compliance with Laws                 III-4
    SECTION 3.16      Maintenance of Insurance             III-4
    SECTION 3.17      Existing Liens                       III-4
    SECTION 3.18      Environmental Matters                III-5


                              ARTICLE IV
                         CONDITIONS OF LENDING

    SECTION 4.01      Conditions Precedent to the
                      Initial Borrowing                     IV-1
    SECTION 4.02      Conditions Precedent to Each
                      Borrowing                             IV-2
    SECTION 4.03      Conditions Precedent to Conversions
                      and Continuations                     IV-2


                                  ARTICLE V
                           AFFIRMATIVE COVENANTS

    SECTION 5.01      Existence                              V-1
    SECTION 5.02      Repair                                 V-1
    SECTION 5.03      Insurance                              V-1
    SECTION 5.04      Obligations and Taxes                  V-1
    SECTION 5.05      Financial Statements; Reports          V-2
    SECTION 5.06      Litigation and Other Notices           V-2
    SECTION 5.07      ERISA                                  V-3
    SECTION 5.08      Books, Records and Access              V-3
    SECTION 5.09      Use of Proceeds                        V-3
    SECTION 5.10      Nature of Business                     V-4
    SECTION 5.11      Compliance                             V-4


                                 ARTICLE VI
                             NEGATIVE COVENANTS

    SECTION 6.01      Liens                                 VI-1
    SECTION 6.02      Merger, Purchase and Sale             VI-1
    SECTION 6.03      Investments                           VI-3
    SECTION 6.04      Transactions with Affiliates          VI-4
    SECTION 6.05      Other Agreements                      VI-4
    SECTION 6.06      Fiscal Year; Accounting               VI-4
    SECTION 6.07      Credit Standards                      VI-4
    SECTION 6.08      Pension Plans                         VI-4
    SECTION 6.09      Senior Indebtedness to Tangible
                      Net Worth Ratio                       VI-4
    SECTION 6.10      Tangible Net Worth of the Company     VI-4
    SECTION 6.11      Guaranties                            VI-4
    SECTION 6.12      Leases                                VI-5


                                 ARTICLE VII
                              EVENTS OF DEFAULT

    SECTION 7.01      Events of Default                    VII-1


                                ARTICLE VIII
                                 THE AGENTS

    SECTION 8.01      Authorization and Action            VIII-1
    SECTION 8.02      Agent's Reliance, Etc.              VIII-1
    SECTION 8.03      Agent and Affiliates; TCB, and
                      Affiliates                          VIII-2
    SECTION 8.04      Agent's Indemnity                   VIII-3
    SECTION 8.05      Bank Credit Decision                VIII-3
    SECTION 8.06      Successor Administrative Agent      VIII-4
    SECTION 8.07      Notice of Default                   VIII-4


                                ARTICLE IX
                              MISCELLANEOUS

    SECTION 9.01      Notices, Etc.                         IX-1
    SECTION 9.02      Survival of Agreement                 IX-1
    SECTION 9.03      Successors and Assigns;
                      Participations                        IX-2
    SECTION 9.04      Expenses of the Banks; Indemnity      IX-5
    SECTION 9.05      Right of Setoff                       IX-5
    SECTION 9.06      Governing Law                         IX-6
    SECTION 9.07      Waivers; Amendments                   IX-6
    SECTION 9.08      Interest                              IX-7
    SECTION 9.09      Severability                          IX-8
    SECTION 9.10      Counterparts                          IX-8
    SECTION 9.11      Binding Effect                        IX-8
    SECTION 9.12      Final Agreement of the Parties        IX-8


                                 EXHIBITS

    Form of Administrative Questionnaire            Exhibit 1.01A
    Form of Note                                    Exhibit 2.05
    Pension and Welfare Plans                       Exhibit 3.12
    Existing Liens                                  Exhibit 3.17
    Form of Opinion Letter of Counsel to
     the Company                                    Exhibit 4.01
    Investments                                     Exhibit 6.03
    Form of Assignment and Acceptance               Exhibit 9.03

              REVOLVING CREDIT AGREEMENT (Facility A) dated as of May 27, 1994, among TANDY CORPORATION, a Delaware corporation (the "Company"), the Banks listed on the signature pages hereof (the "Banks") and TEXAS COMMERCE BANK NATIONAL ASSOCIATION, a national banking association, as Agent for the Banks (in such capacity together with any successor Agent pursuant to Section 8.06, the "Agent").


                             ARTICLE I

         CERTAIN DEFINED TERMS, ACCOUNTING TERMS AND CONSTRUCTION

              SECTION 1.01  Certain Defined Terms.  As used in
    this Agreement, the following terms shall have the following meanings:

              "ABR Borrowing" means a Borrowing comprised of Alternate Base Rate Loans.

              "Accounts" means any and all rights of the Company and the Subsidiaries of the Company to payment for goods and services sold or leased, including any such right evidenced by chattel paper, whether due or to become due, whether or not it has been earned by performance, and whether now or hereafter acquired or arising in the future, including accounts receivable from Affiliates.

              "Adjusted CD Rate" means, with respect to any CD Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next higher 1/8 of 1%) equal to the sum of (a) a rate per annum equal to the product of (i) the Fixed Certificate of Deposit Rate in effect for such Interest Period and (ii) Statutory Reserves, plus (b) the Assessment Rate. For purposes hereof, the term "Fixed Certificate of Deposit Rate" shall mean the arithmetic average (rounded to the nearest 1/8 of 1% or, if there is no nearest 1/8 of 1%, the next higher 1/8 of 1%) of the prevailing rates per annum bid on or about 10:00 a.m. (New York, New York time) to the Agent on the first Business Day of the Interest Period for such Borrowing by three New York City negotiable certificate of deposit dealers of recognized standing selected by the Agent for the purchase at face value of negotiable certificates of deposit of major United States money center banks in a principal amount approximately equal to the Agent's portion of such Borrowing and with a maturity comparable to such Interest Period.

              "Administrative Questionnaire" means an
    Administrative Questionnaire in the form of Exhibit 1.01 A hereto, which each Bank shall complete and provide to the Agent.

              "Affiliate" means any Person (including any member of the immediate family of any such natural person) who directly or indirectly beneficially owns or controls 5% or more of the total voting power of shares of capital stock of the Company having the right to vote for directors under ordinary circumstances, any person controlling, controlled by or under common control with any such person (within the meaning of Rule 405 under the Securities Act of 1933) and any director or executive officer of such person.

              "Agency Fee" has the meaning specified in Section
    2.08(b).

              "Agent" has the meaning specified in the introduction to this Agreement.

              "Agent's Letter" has the meaning specified in
    Section 2.08(b).

              "Agreement" means this Revolving Credit Agreement
    (Facility A).

              "Alternate Base Rate" means, for any day, a fluctuating rate per annum (rounded upwards to the next highest 1/8 of 1% if not already an integral multiple of 1/8 of 1%) equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. "Prime Rate" shall mean, as of a particular date, the prime rate most recently announced by TCB and thereafter entered in the minutes of TCB's Loan and Discount Committee, automatically fluctuating upward and downward with and at the time specified in each such announcement without notice to the Company or any other Person, which prime rate may not necessarily represent the lowest or best rate actually charged to a customer. "Base CD Rate" means the sum of (x) the product of (i) the Three-Month Secondary CD Rate and (ii) the Statutory Reserves and (y) the Assessment Rate. "Three-Month Secondary CD Rate" means, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day is not a Business Day, the next preceding Business Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day), or, if such rate shall not be so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 9:00 a.m., Houston, Texas time, on such day (or, if such day shall not be Business Day, on the next preceding Business
    Day) by the Agent from three New York City negotiable certificate of deposit dealers of recognized standing selected by the Agent. "Federal Funds Effective Rate" shall mean, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it. If the Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Base CD Rate or the Federal Funds Effective Rate for any reason, including the inability or failure of the Agent to obtain sufficient bids or publications in accordance with the terms thereof, the Alternate Base Rate shall be determined without regard to clause (b) or (c), or both, of the first sentence of this definition until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate, respectively.

              "Alternate Base Rate Loan" means any Loan with respect to which the Company shall have selected an interest rate based on the Alternate Base Rate in accordance with the provisions of Article II.

              "Applicable Fee Percentage" means, on any date, the applicable percentage set forth below based upon the ratings applicable on such date to the Company's senior, unsecured, non-credit-enhanced long term indebtedness for borrowed money ("Index Debt"):

                                       Applicable Fee
                                       Percentage
                                       ______________
             Category 1
             __________

    A or higher by S&P; and                .08%
    A3 or higher by Moody's

             Category 2
             __________

    Lower than A and equal to or            .100%
    greater than BBB+ by S&P; and

    Lower than A3 and equal to or
    greater than Baa1 by Moody's

             Category 3
             __________

    BBB by S&P; and                         .125%
    Baa2 by Moody's

             Category 4
             __________

    BBB or lower by S&P; or                 .150%
    Baa3 or lower by Moody's

    For purposes of the foregoing, (a) if neither Moody's nor S&P shall have in effect a rating for Index Debt, then both such rating agencies will be deemed to have established ratings for Index Debt in Category 4; (b) if only one of Moody's and S&P shall have in effect a rating for Index Debt, the Company and the Banks will negotiate in good faith to agree upon another rating agency to be substituted by an amendment to this Agreement for the rating agency which shall not have a rating in effect, and pending the effectiveness of such amendment the Applicable Fee Percentage will be determined by reference to the available rating; (c) if the ratings established or deemed to have been established by Moody's and S&P shall fall within different Categories, the Applicable Fee Percentage shall be determined by reference to the superior (or numerically lower) Category; and (d) if any rating established or deemed to have been established by Moody's or S&P shall be changed (other than as a result of a change in the rating system of either Moody's or S&P), such change shall be effective as of the date on which such change is first announced by the rating agency making such change. Each change in the Applicable Fee Percentage shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of either Moody's or S&P shall change prior to the Maturity Date, the Company and the Banks shall negotiate in good faith to amend the references to specific ratings in this definition to reflect such changed rating system.

              "Applicable Margin" means, on any date, with respect to Eurodollar Loans, Certificate of Deposit Loans or
    Alternate Base Rate Loans, as the case may be, the applicable spreads set forth below based upon the ratings applicable on such date to the Company's Index Debt.

                       Eurodollar      Certificate of Deposit
     Alternate Base
                           Loan Spread     Loan Spread     Rate
                           ___________     ___________     Loan
                                                           Spread
                                                           ______
       Category 1
       __________

    A or higher by S&P; and    .275%           .40%           0%
    A3 or higher by Moody's

       Category 2
       __________

    Lower than A and equal to  .35%            .475%          0%
    or greater than BBB+ by
    S&P; and

    Lower than A3 and equal
    to or greater than Baa1
    by Moody's

       Category 3
       __________

    BBB by S&P; and            .435%           .56%           0%
    Baa2 by Moody's

       Category 4
       __________

    BBB or lower by S&P; or    .50%            .625%          0%
    Baa3 or lower by Moody's

    For purposes of the foregoing, (a) if neither Moody's nor S&P shall have in effect a rating for Index Debt, then both such rating agencies will be deemed to have established ratings for Index Debt in Category 4; (b) if only one of Moody's and S&P shall have in effect a rating for Index Debt, the Company and the Banks will negotiate in good faith to agree upon another rating agency to be substituted by an amendment to this Agreement for the rating agency which shall not have a rating in effect, and pending the effectiveness of such amendment the Applicable Margin will be determined by reference to the available rating; (c) if the rating established or deemed to have been established by Moody's and S&P shall fall within different Categories, the Applicable Margin shall be determined by reference to the superior (or numerically lower) Category; and (d) if any rating established or deemed to have been established by Moody's or S&P shall be changed (other than as a result of a change in the rating system of either Moody's or S&P), such change shall be effective as of the date on which such change is first announced by the rating agency making such change.
    Each change in the Applicable Margin shall apply to all Eurodollar Loans and all Certificate of Deposit Loans that are outstanding at any time during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of either Moody's or S&P shall change prior to the Maturity Date, the Company and the Banks shall negotiate in good faith to amend the references to specific ratings in this definition to reflect such changed rating system.

              "Applicable Lending Office" means, with respect to each Bank, such Bank's Domestic Lending Office in the case of an Alternate Base Rate Loan or Certificate of Deposit Loan and such Bank's Eurodollar Lending Office in the case of a Eurodollar Loan.

              "Assessment Rate" means, for any day, the annual assessment rate in effect on such day which is payable by a member of the Bank Insurance Fund classified as well capitalized and within supervisory subgroup "B" (or a comparable successor assessment risk classification) within the meaning of 12 C.F.R. 327.3(d) (or any successor provision) to the FDIC (or any successor) for the FDIC (or such successor) insuring time deposits at offices of such institution in the United States.

              "Assignment and Acceptance" has the meaning specified in Section 9.03.

              "Banks" has the meaning specified in the introduction to this Agreement.

              "Base CD Rate" has the meaning specified in the definition of the term Alternate Base Rate.

              "Board" means the Board of Governors of the Federal
    Reserve System of the United States.

              "Borrowing" means a group of Loans of a single Type made by the Banks on a single date and as to which a single
    Interest Period is in effect.

              "Borrowing Date" means, with respect to each Borrowing, the Business Day upon which the proceeds of such Borrowing are made available to the Company.

              "Business Day" means a day when the Agent and each Bank are open for business, and if the applicable Business Day relates to any Eurodollar Loan, a day on which dealings are carried on in the London interbank market and commercial banks are open for domestic or international business in London, England, in New York City, New York and in Houston, Texas.

              "Capital Lease" means any lease required to be accounted for as a capital lease under generally accepted accounting principles.

              "CD Borrowing" means a Borrowing comprised of Certificate of Deposit Loans.

              "Certificate of Deposit Loan" means any Loan with respect to which the Company shall have selected an interest rate based on the Adjusted CD Rate in accordance with the provisions of Article II.

              "Change of Control" means any of (a) the acquisition by any Person or two or more Persons (excluding underwriters in the course of their distribution of voting stock in an underwritten public offering) acting in concert, of beneficial ownership (within the meaning of Rule 13d 3 of the Securities and Exchange Commission) of 25% or more of the outstanding shares of voting stock of the Company, (b) a majority of the members of the Board of Directors of the Company on any date shall not have been (i) members of the Board of Directors of the Company on the date 12 months prior to such date or (ii) approved by Persons who constitute at least a majority of the members of the Board of Directors of the Company as constituted on the date 12 months prior to such date or (c) all or substantially all of the assets of the Company are sold in a single transaction or series of related transactions to any Person.

              "Code" means the Internal Revenue Code of 1986 and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of the Code shall be construed to also refer to any successor sections.

              "Commitment" means, with respect to each Bank, the amount set forth beneath the name of such Bank on the signature pages hereof (or, as to any Person who becomes a Bank after the Execution Date, on the signature page of the Assignment and Acceptance executed by such Person), as such amount may be permanently terminated or reduced from time to time pursuant to Section 2.09 or Section 7.01, and as such amount may be increased or decreased from time to time by assignment or assumption pursuant to Section 9.03. The Commitment of each Bank shall automatically and permanently terminate on the Maturity Date.

              "Commitment Fee" has the meaning specified in
    Section 2.08.

              "Communications" has the meaning specified in
    Section 9.01.

              "Company" has the meaning specified in the introduction to this Agreement.

              "Confidential Information Memorandum" means the
    Confidential Information Memorandum dated April 1994 furnished by Chemical Securities, Inc., as arranger on behalf of TCB, relating to the revolving credit facilities evidenced by this Agreement.

              "Consolidated Senior Indebtedness" means all
    Indebtedness of the Company and its Subsidiaries, other than Subordinated Indebtedness, calculated on a consolidated basis.

              "Consolidated Tangible Net Worth" means, with respect to the Company, at any time, the total Stockholders' Equity less the total amount of any intangible assets and plus the total amount of any Subordinated Indebtednee unless already included in Stockholders Equity, with all such amounts being calculated for the Company and its consolidated Subsidiaries on a consolidated basis in accordance with generally accepted accounting principles applied on a consistent basis. Intangible assets shall include unamortized debt discount and expense, unamortized deferred charges and goodwill.

              "Default" means any event or condition which, with the lapse of time or giving of notice or both, would constitute an Event of Default.

              "Dollars" and the symbol "$" mean the lawful currency of the United States of America.

              "Domestic Lending Office" means, with respect to any Bank, the office of such Bank specified as its "Domestic Lending Office" on such Bank's signature page to this Agreement or, as to any Person who becomes a Bank after the Execution Date, on the signature page of the Assignment and Acceptance executed by such Person or such other office of such Bank as such Bank may hereafter designate from time to time as its "Domestic Lending Office" by notice to the Company and the Agent.

              "Effective Date" means the date on which the conditions to Borrowing set forth in Article IV are first met.

              "Eligible Assignee" means (a) any Bank or any Affiliate of any Bank; (b) a commercial bank organized under the laws of the United States, or any state thereof, and having total assets in excess of $1,000,000,000 and having deposits that rated in either of the two highest generic letter rating categories (without regard to subcategories) from either S&P or Moody's; (c) a commercial bank organized under the laws of any other country which is a member of the OECD, or a political subdivision of any such country, and having total assets in excess of $1,000,000,000, provided that such bank is acting through a branch or agency located in the country in which it is organized or another country which is also a member of the OECD; (d) the central bank of any country which is a member of the OECD; or (e) any other financial institution approved by the Company and the Agent (which approval shall not be unreasonably withheld).

              "ERISA" means the Employee Retirement Income
    Security Act of 1974, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA shall be construed to also refer to any successor sections.

              "ERISA Affiliate" means any corporation, trade or business that is, along with the Company, a member of a controlled group of corporations or a controlled group of trades or businesses, as described in sections 414(b) and 414(c), respectively, of the Code or section 4001 of ERISA.

              "Eurodollar Borrowing" means a Borrowing comprised of Eurodollar Loans.

              "Eurodollar Lending Office" means, with respect to each Bank, the branches or Affiliates of such Bank which such Bank has designated as its "Eurodollar Lending Office" on such Bank's signature page to this Agreement or, as to any Person who becomes a Bank after the Execution Date, on the signature page of the Assignment and Acceptance executed by such Person or such other office of such Bank as such Bank may hereafter designate from time to time as its "Eurodollar Lending Office" by notice to the Company and the Agent.

              "Eurodollar Loan" means any Loan with respect to which the Company shall have selected an interest rate based on the LIBO Rate in accordance with the provisions of Article
    II.

              "Event of Default has the meaning specified in
    Article VII.

              "Execution Date means the earliest date upon which all of the following shall have occurred: counterparts of this Agreement shall have been exe cuted by the Company and each Bank, and the Agent shall have received counterparts hereof which taken together, bear the signature of the Company and each Bank.

              "Existing Agreement" means the Revolving Credit
    Agreement dated as of June 17, 1991, as amended, among the Company, TCC, the banks party thereto, TCB, as funds administrator and Texas Commerce Bank, National Association, as administrative agent.

              "Federal Funds Effective Rate" has the meaning specified in the definition of "Alternate Base Rate."

              "Fixed Certificate of Deposit Rate" has the meaning specified in the definition of "Adjusted CD Rate."

              "Guaranties" by any Person means all obligations (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or, in effect, guaranteeing any Indebtedness, dividend or other obligation, of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including all obligations incurred through an agreement, contingent or otherwise, by such
    Person:

              (a) to purchase such Indebtedness or obligation or any property or assets constituting security therefor,

              (b) to advance or supply funds (i) for the purchase or payment of such Indebtedness or obligation, (ii) to maintain working capital or other balance sheet condition or otherwise to advance or make available funds for the purchase or payment of such Indebtedness or obligation,

              (c) to lease property or to purchase securities or other property or services primarily for the purpose of assuring the owner of such Indebtedness or obligation of the ability of the primary obligor to make payment of such Indebtedness or such obligation, or

              (d) otherwise to assure the owner of the Indebtedness or the obligation of the primary obligor against loss in respect thereof.

    For the purposes of all computations made under this Agreement, a Guaranty in respect of any Indebtedness for borrowed money shall be deemed to be Indebtedness equal to the principal amount of such Indebtedness for borrowed money which has been guaranteed, and a Guaranty in respect of any other obligation or liability or any dividend shall be deemed to be Indebtedness equal to the maximum aggregate amount of such obligation, liability or dividend.

              "Highest Lawful Rate" means, as to any Bank, at the particular time in question, the maximum nonusurious rate of interest which, under applicable law, such Bank is then permitted to charge the Company on the Loans. If the maximum rate of interest which, under applicable law, the Banks are permitted to charge the Company on the Loans shall change after the date hereof, the Highest Lawful Rate shall be automatically increased or decreased, as the case may be, as of the effective time of such change without notice to the Company.

              "Indebtedness" of any Person means, without duplication:

              (a) any obligation of such Person for borrowed money, including:

              (i) any obligation of such Person evidenced by bonds, debentures, notes or other similar debt instruments, and

              (ii) any obligation for borrowed money which is non-recourse to the credit of such Person but which is secured by any asset of such Person,

              (b) any obligation of such Person on account of deposits or advances,

              (c) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person,

              (d) any obligation of such Person for the deferred purchase price of any property or services, except accounts payable arising in the ordinary course of such Person's business,

              (e) rentals in respect of Capital Leases of such Person,

              (f) Guaranties by such Person to the extent required pursuant to the definition thereof,

              (g) any Indebtedness of another Person secured by a Lien on any asset of such first Person, whether or not such Indebtedness is assumed by such first Person, and

              (h) any Indirect Indebtedness of such Person.

              "Indemnitee" has the meaning specified in Section 9.04.

              "Index Debt has the meaning specified in the definition of "Applicable Fee Percentage."

              "Indirect Indebtedness" of a Person means (a) the Indebtedness of a partnership in which such Person is a general partner and (b) the amount of any liability of such Person created by the Indebtedness of a joint venture in which such Person is a joint venturer.

              "Insignificant Foreign Subsidiary" means a
    Subsidiary of the Company which is not organized under the laws of a state of the United States and which is not a Significant Subsidiary of the Company.

              "Interest Payment Date" means, as to any Loan, the last day of the Interest Period applicable to such Loan (and, in addition, in the case of any Interest Period of six months' or 180 days' duration, the day that would have been the Interest Payment Date of such Interest Period if such Interest Period had been of three months' or 90 days' duration).

              "Interest Period means: (a) as to any Eurodollar Loan, the period commencing on the date of such Eurodollar Loan and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 2, 3 or 6 months thereafter, as the Company may elect, (b) as to any Certificate of Deposit Loan, a period of 30, 60, 90 or 180 days' duration, as the Company may elect, commencing on the date of such Certificate of Deposit Loan and (c) as to any Alternate Base Rate Loan, a period of 90 days' duration, commencing on the date of such Loan; provided, however, that (i) if any Interest Period would end on a day that shall not be a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, with respect to Eurodollar Loans only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day,
    (ii) no Interest Period shall end later than the Maturity Date and (iii) interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.

              "Investment" means, as to any Person, any investment so classified under generally accepted accounting principles made by stock purchase, capital contribution, loan or advance or by purchase of property or otherwise, but in any event shall include as an investment in any other Person the amount of all Indebtedness owed by such other Person and all Accounts from such other Person which are not current assets or did not arise from services rendered or sales to such other Person in the ordinary course of business.

              "LIBO Rate means the rate (rounded to the nearest 1/8 of 1% or, if there is no nearest 1/8 of 1%, the next higher 1/8 of 1%) at which dollar deposits approximately equal in principal amount to the Agent's portion of such Borrowing and for a maturity equal to the applicable Interest Period are offered in immediately available funds to the principal office of the Agent in London, England (or if the Agent does not at the time any such determination is made, maintain an office in London, England, the principal office of any Affiliate of the Agent in London, England) by leading banks in the London interbank market for Eurodollars at approximately 11:00 a.m., London, England time, two Business Days prior to the commencement of such Interest Period.

              "Lien" means any mortgage, pledge, hypothecation, judgment lien or similar legal process, title retention lien, or other lien or security interest, including the interest of a vendor under any conditional sale or other title retention agreement and the interest of a lessor under any Capital Lease.

              "Loan" means an Alternate Base Rate Loan, a
    Certificate of Deposit Loan or a Eurodollar Loan.

              "Loan Documents" means this Agreement, the Notes, the Agent's Letter and all other documents and instruments executed by the Company or any other Person in connection with this Agreement and the Loans.

              "Margin Stock" has the meaning specified in Regulation U.

              "Maturity Date" means May 26, 1995, or the earlier termination of the Commitments pursuant to Section 7.01.

              "Maximum Permissible Rate" has the meaning specified in Section 9.08.

              "Moody's" means Moody's Investors Service.

              "Note" and "Notes" have the meaning specified in
    Section 2.05.

              "Notice of Borrowing" has the meaning specified in
    Section 2.03.

              "OECD" means the Organization for Economic
    Cooperation and Development.

              "Other Activities" has the meaning specified in
    Section 8.03.

              "Other Financings" has the meaning specified in
    Section 8.03.

              "Other Taxes" has the meaning specified in Section
    2.18.

              "PBGC" means the Pension Benefit Guaranty
    Corporation and any entity succeeding to any or all of its functions under ERISA.

              "Person" means any natural person, corporation, business trust, association, company, limited liability company, joint venture, partnership or government or any agency or political subdivision thereof.

              "Plan" means a "pension plan," as such term is defined in ERISA, established or maintained by the Company or any ERISA Affiliate or as to which the Company or any ERISA Affiliate contributes or is a member or otherwise may have any liability.

              "Prime Rate" has the meaning specified in the definition of the term "Alternate Base Rate."

              "Register" has the meaning specified in Section
    9.03(d).

              "Regulation G" means Regulation G of the Board, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

              "Regulation T" means Regulation T of the Board, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

              "Regulation U" means Regulation U of the Board, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

              "Regulation X" means Regulation X of the Board, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

              "Reportable Event" means a Reportable Event as defined in Section 4043(b) of ERISA.

              "Required Banks" means, at any time Banks holding
    66-2/3% of the aggregate principal amount of the Loans at the time outstanding, or if no Loans are outstanding, Banks having 66-2/3% of the Total Commitment.

              "Short-term Indebtedness means, at any date, Indebtedness which matures one year or less from such date and which is not directly or indirectly renewable or extendible, at the option of the obligor, by its terms or the terms of any instrument or agreement relating thereto, to a date more than one year from such date.

              "Significant Subsidiary" means, as to the Company or any Subsidiary of the Company, any Subsidiary of such Person who either (a) has a net worth in excess of 5% of the consolidated net worth of the Company and its other Subsidiaries, or (b) has gross revenues in excess of 5% of the consolidated gross revenues of the Company and its other Subsidiaries based, in each case, on the most recent audited financial statements of the Company. In all events the Significant Subsidiaries of the Company shall include GRID Systems Corporation, a California corporation, TCC, TRC, Tandy Bank, TE Electronics, Inc., a Delaware corporation, A&A International, Inc., a Nevada corporation, and Technology Properties, Inc., a Delaware corporation.

              "S&P" means Standard & Poor's Ratings Group, a
    Division of McGraw-Hill, Inc.

              "Statutory Reserves" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency, or supplemental reserves) expressed as a decimal established by the Board and any other banking authority to which any Bank is subject for new negotiable time deposits in Dollars of over $100,000 with maturities approximately equal to (a) the applicable Interest Period, in the case of the Adjusted CD Rate, and (b) three months, with respect to the Base CD Rate. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

              "Stockholders' Equity" means, with respect to the Company at any date, the sum of (a) its capital stock taken at par value, (b) its capital surplus and (c) its retained earnings less treasury stock, all computed in accordance with generally accepted accounting principles applied on a consistent basis.

              "Subordinated Indebtedness" means Indebtedness of the Company having maturities and terms, and which is subordinated to payment of the Notes in a manner, approved in writing by the Agent and the Required Banks.

              "Subsidiary" means any Person of which or in which any other Person (the "parent") and the other Subsidiaries of the parent own directly or indirectly 50% or more of:

              (a) the combined voting power of all classes of stock having general voting power under ordinary circumstances to elect a majority of the board of directors of such Person, if it is a corporation;

              (b) the capital interest or profits interest of such Person, if it is a partnership, joint venture or similar entity; or

              (c) the beneficial interest of such Person, if it is a trust, association or other unincorporated organization.

              "Tandy Bank" means Tandy National Bank, a national banking association.

              "Taxes" has the meaning specified in Section 2.18.

              "TCB" means Texas Commerce Bank National
    Association.

              "TCC" means Tandy Credit Corporation, a Delaware corporation.

              "Three-Month Secondary CD Rate" has the meaning specified in the definition of "Alternate Base Rate."

              "Total Commitment" means, at any time, the aggregate amount of the Commitments, as in effect at such time.

              "Transferee" has the meaning specified in Section
    2.18.

              "TRC" means Tandy Receivables Corporation, a
    Delaware corporation.

              "Type" means any type of Loan determined with respect to the interest option applicable thereto, i.e., a Eurodollar Loan, a Certificate of Deposit Loan or an
    Alternate Base Rate Loan.

              "Wholly owned Subsidiary" means any Person of which the Company or its other Wholly owned Subsidiaries own directly or indirectly 100% of:

              (a) the issued and outstanding shares of stock
    (except shares required as directors' qualifying shares and shares constituting less than 2% of the issued and outstanding shares) and all Indebtedness for borrowed money;

              (b) the capital interest or profits interest of such Person, if it is a partnership, joint venture or similar entity; or

              (c) the beneficial interest of such Person, if it is a trust, association or other unincorporated organization.

              SECTION 1.02.  Accounting Terms.  Except as
    otherwise herein specifically provided, each accounting term used herein shall have the meaning given it under generally accepted accounting principles as in effect from time to time as set forth in the opinions, statements and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and the Financial Accounting Standards Board and applied on a consistent basis; provided, however, that each reference in Article VI and in the definition of any term used in Article VI to generally accepted accounting principles shall mean generally accepted accounting principles in effect on the date hereof.

              SECTION 1.03.  Interpretation.  (a) In this
    Agreement, unless a clear contrary intention appears:

              (i) the singular number includes the plural number and vice versa;

              (ii) reference to any gender includes each other gender;

              (iii) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision;

              (iv) reference to any Person includes such Person's successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually, provided that nothing in this clause (iv) is intended to authorize any assignment not otherwise permitted by this Agreement;

              (v) reference to any agreement (including this Agreement), document or instrument means such agreement, document or instrument as amended, supplemented or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof, and reference to any Note includes any note issued pursuant hereto in extension or renewal thereof and in substitution or replacement therefor;

              (vi) unless the context indicates otherwise, reference to any Article, Section, Schedule or Exhibit means such Article or Section hereof or such Schedule or Exhibit hereto;

              (vii) the words "including" (and with correlative meaning "include") means including, without limiting the generality of any description preceding such term;

              (viii) with respect to the determination of any period of time, the word "from" means "from and including" and the word "to" means "to but excluding";
         and

              (ix) reference to any law means such as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time.

              (b) The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

              (c) No provision of this Agreement shall be interpreted or construed against any Person solely because that Person or its legal representative drafted such provision.

                                 ARTICLE II

                                 THE LOANS

              SECTION 2.01. Commitments. (a) Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Bank, severally and not jointly, agrees to make revolving credit loans (each a "Loan") to the Company at any time and from time to time on and after the date hereof and until the earlier of the Business Day next preceding the Maturity Date and the termination of the Commitment of such Bank in accordance with the terms hereof. Notwithstanding the foregoing, (i) the aggregate principal amount of all Loans of a Bank at any time outstanding shall not exceed such Bank's Commitment and (ii) the aggregate principal amount of all Loans made by all Banks at any time outstanding shall not exceed the Total Commitment.

              (b) Within the foregoing limits and subject to the terms, conditions and limitations set forth herein, the Company may borrow, repay, prepay and reborrow Loans hereunder on and after the date hereof and prior to the Maturity Date.

              SECTION 2.02. Loans. (a) Each Borrowing made by the Banks to the Company on any Borrowing Date shall be in a minimum aggregate principal amount of $5,000,000 and an integral multiple of $1,000,000, and shall consist of Loans of the same Type made ratably by the Banks in accordance with their respective Commitments; provided, however, that the failure of any Bank to make any Loan shall not relieve any other Bank of its obligation to lend hereunder. The Loan by each Bank to the Company on the initial Borrowing Date shall be made against delivery to such Bank of a Note, payable to the order of such Bank, executed by the Company, as referred to in Section 2.05.

              (b) Each Borrowing shall be an ABR Borrowing, a CD Borrowing or a Eurodollar Borrowing as the Company may request pursuant to Section 2.03. Each Bank may fulfill its Commitment with respect to any Eurodollar Loan or Certificate of Deposit Loan by causing, at its option, any domestic or foreign branch or Affiliate of such Bank to make such Loan, provided that the exercise of such option shall not affect the obligation of the Company, to repay such Loan in accordance with the terms of the applicable Note. Subject to the provisions of Section 2.03 and Section 2.12, Borrowings of more than one Type may be outstanding at the same time.

              (c) Each Bank shall make its pro rata portion of the amount of each Borrowing to the Company hereunder on the proposed Borrowing Date thereof by paying the amount required to the Agent in Houston, Texas in U. S. Dollars and in immediately available funds not later than 1:00 p.m., Houston, Texas time, and, subject to satisfaction of the conditions set forth in Article IV, the Agent shall promptly and in any event on the same day, credit the amounts so received to the general deposit account of the Company with the Agent, or, if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, return the amounts so received to the respective Banks. Unless the Agent shall have received notice from a Bank prior to the date of any Borrowing that such Bank will not make available to the Agent such Bank's portion of such Borrowing, the Agent may assume that such Bank has made such portion available to the Agent on the date of such Borrowing in accordance with this Section 2.02(c) and the Agent may, in reliance upon such assumption, make available to the Company on such date a corresponding amount. If, and to the extent that such Bank shall not have made such portion available to the Agent, such Bank and the Company severally agree to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Company until the date such amount is repaid to the Agent (i) in the case of the Company, the interest rate applicable at the time to the Loans comprising such Borrowing and (ii) in the case of such Bank, the Federal Funds Effective Rate. If such Bank shall repay to the Agent such corresponding amount, such amount shall constitute such Bank's Loan as part of such Borrowing for purposes of this Agreement.

              SECTION 2.03.  Notice of Borrowings.  (a) In order
    to effect a Borrowing, the Company shall give irrevocable written notice (or irrevocable telephone notice thereof, confirmed as soon as practicable by written notice) to the Agent (a "Notice of Borrowing") (i) in the case of an ABR Borrowing, not later than 11:00 a.m., Houston, Texas time, on the Borrowing Date of a proposed Borrowing, (ii) in the case of a CD Borrowing, not later than 10:00 a.m., Houston, Texas time, two Business Days before the Borrowing Date of a proposed Borrowing and (iii) in the case of a Eurodollar Borrowing, not later than 10:00 a.m., Houston, Texas time, three Business Days before the Borrowing Date of a proposed Borrowing. Each Notice of Borrowing shall be irrevocable and shall in each case refer to this Agreement and specify (i) whether the Borrowing then being requested is to be an ABR Borrowing, a CD Borrowing or a Eurodollar Borrowing, (ii) the Borrowing Date of such Borrowing (which shall be a Business Day) and the aggregate amount thereof (which, in the case of an ABR Borrowing, shall not be less than $5,000,000 and shall be in an integral multiple of $1,000,000, and which, in the case of a CD Borrowing or a Eurodollar Borrowing, shall not be less than $25,000,000 and shall be in an integral multiple of $5,000,000) and (iii) if such Borrowing is to be a CD Borrowing or a Eurodollar Borrowing, the Interest Period or Interest Periods with respect thereto. If no election as to the Type of Borrowing is specified in any such notice by the Company, such Borrowing shall be an ABR Borrowing. If no Interest Period with respect to any CD Borrowing or Eurodollar Borrowing is specified in any such notice by the Company, then in the case of a CD Borrowing , the Company shall be deemed to have selected an Interest Period of 30 days duration and in the case of a Eurodollar Borrowing, the Company shall be deemed to have selected an Interest Period of one month's duration. The Agent shall promptly advise the Banks of any notice given by the Company pursuant to this
    Section 2.03(a) and of each Bank's portion of the requested
    Borrowing.

              (b) Notwithstanding any provision to the contrary in this Agreement more than one Borrowing may occur on the same Borrowing Date. For purposes of the foregoing, Borrowings comprised of Loans having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Borrowings.

              SECTION 2.04. Conversion and Continuation of Borrowings. The Company shall have the right at any time upon prior irrevocable notice to the Agent (a) not later than 11:00 a.m., Houston, Texas time, on the date of conversion, to convert any Eurodollar Borrowing or CD Borrowing into an ABR Borrowing, (b) not later than 10:00 a.m., Houston, Texas time, two Business Days prior to conversion or continuation, to convert any Eurodollar Borrowing or ABR Borrowing into a CD Borrowing or to continue any CD Borrowing as a CD Borrowing for an additional Interest Period, (c) not later than 10:00 a.m., Houston, Texas time, three Business Days prior to conversion or continuation, to convert any ABR Borrowing or CD Borrowing into a Eurodollar Borrowing or to continue any Eurodollar Borrowing as a Eurodollar Borrowing for an additional Interest Period, (d) not later than 10:00 a.m., Houston, Texas time, three Business Days prior to conversion, to convert the Interest Period with respect to any Eurodollar Borrowing to another permissible Interest Period and (e) not later than 10:00 a.m., Houston, Texas time, two Business Days prior to conversion, to convert the Interest Period with respect to any CD Borrowing to another permissible Interest Period, subject in each case to the following:

              (i) each conversion or continuation shall be made pro rata among the Banks in accordance with the respective principal amounts of the Loans comprising the converted or continued Borrowing;

              (ii) if less than all the outstanding principal amount of any Borrowing shall be converted or continued, the aggregate principal amount of such Borrowing converted or continued shall be an integral multiple of $1,000,000 and not less than $5,000,000;

              (iii) if any Eurodollar Borrowing or CD Borrowing is converted at a time other than the end of the Interest Period applicable thereto, the Company shall pay, upon demand, any amounts due to the Banks pursuant to Section 2.14;

              (iv) any portion of a Borrowing maturing or required to be repaid in less than one month may not be converted into or continued as a Eurodollar Borrowing;

              (v) any portion of a Borrowing maturing or required to be repaid in less than 30 days may not be converted into or continued as a CD Borrowing;

              (vi) any portion of a Eurodollar Borrowing or CD Borrowing which cannot be converted into or continued as a Eurodollar Borrowing or a CD Borrowing by reason of clauses (iv) and (v) above shall be automatically converted at the end of the Interest Period in effect for such Borrowing into an ABR Borrowing;

              (vii) no Interest Period may be selected for any Eurodollar Borrowing or CD Borrowing that would end later than the Maturity Date; and

              (viii) accrued interest on a Loan (or portion thereof) being converted or continued shall be paid by the Company at the time of conversion or continuation.

              Each notice pursuant to this Section 2.04 shall be irrevocable and shall refer to this Agreement and specify (w) the identity and amount of the Borrowing that the Company requests to be converted or continued, (x) whether such Borrowing is to be converted to or continued as a Eurodollar Borrowing, a CD Borrowing or an ABR Borrowing, (y) if such notice requests a conversion, the date of such conversion (which shall be a Business Day) and (z) if such Borrowing is to be converted to or continued as a Eurodollar Borrowing or CD Borrowing, the Interest Period with respect thereto. If no Interest Period is specified in any such notice with respect to any conversion to or continuation as a Eurodollar Borrowing or CD Borrowing, the Company shall be deemed to have selected an Interest Period of one month's duration, in the case of a Eurodollar Borrowing, or 30 days' duration, in the case of a CD Borrowing. The Agent shall promptly advise the other Banks of any notice given pursuant to this Section
    2.04 and of each Bank's portion of any converted or continued Borrowing. If the Company shall not have given notice in accordance with this Section 2.04 to continue any Borrowing into a subsequent Interest Period (and shall not otherwise have given notice in accordance with this Section 2.04 to convert such Borrowing), such Borrowing shall, at the end of the Interest Period applicable thereto (unless repaid pursuant to the terms hereof), automatically be continued into a new Interest Period as an ABR Borrowing.

              SECTION 2.05. Notes; Repayment of Loans. (a) The Loans made by each Bank to the Company shall be evidenced by a note (a "Note" and collectively, the "Notes" ) duly executed on behalf of the Company, dated the Execution Date, in substantially the form attached hereto as Exhibit 2.05, payable to such Bank in a principal amount equal to its Commitment on such date. The Company agrees to pay the outstanding principal balance of each Loan, as evidenced by the Note, on the Maturity Date. Each Note shall bear interest from its date on the outstanding principal balance thereof as provided in Section 2.06.

              (b) Each Bank or the Agent on its behalf, shall, and is hereby authorized by the Company to, endorse on the schedule attached to the Note delivered to such Bank (or a continuation of such schedule attached to such Note and made a part thereof), or otherwise record in such Bank's internal records, an appropriate notation evidencing the date and amount of each Loan, as from such Bank to the Company, as well as the date and amount of each payment and prepayment with respect thereto; provided, however, that the failure of any Bank or the Agent to make such a notation or any error in such a notation shall not affect the obligation of the Company hereunder or under the Note of such Bank to repay the principal amount of the Loan made by such Bank hereunder and under such Note to such Bank together with all interest accruing thereon.

              SECTION 2.06. Interest on Loans. (a) Subject to the provisions of Section 2.07, each Alternate Base Rate Loan shall bear interest at a rate per annum, equal to the lesser of (i) the Alternate Base Rate and (ii) the Highest Lawful Rate (if the Alternate Base Rate is based on the Prime Rate, computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be; if the Alternate Base Rate is based on the Base CD Rate or the Federal Funds Effective Rate, computed on the basis of the actual number of days elapsed over a year of 360 days).

              (b) Subject to the provisions of Section 2.07, each Certificate of Deposit Loan shall bear interest at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to the lesser of (i) the Adjusted CD Rate for the Interest Period in effect for such Loan plus the Applicable Margin and (ii) the Highest Lawful Rate.

              (c) Subject to the provisions of Section 2.07, each Eurodollar Loan shall bear interest at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to the lesser of (i) the LIBO Rate for the Interest Period in effect for such Loan plus the Applicable Margin and (ii) the Highest Lawful Rate.

              (d) Interest on each Loan shall be payable in arrears on each Interest Payment Date applicable to such Loan except as otherwise provided in this Agreement. The applicable LIBO Rate, Adjusted CD Rate or Alternate Base Rate shall be determined by the Agent, and such determination shall be conclusive absent demonstrable error. The Agent shall promptly advise the Company and each Bank of each such determination.

              SECTION 2.07. Interest on Overdue Amounts. If the Company shall default in the payment of the principal of or interest on any Loan or any other amount due hereunder, by acceleration or otherwise, the Company shall on demand from time to time pay interest, to the extent permitted by law, on such defaulted amount up to (but not including) the date of actual payment (after as well as before judgment) at a rate per annum (computed on the basis of the actual number of days elapsed over a period of 360 days) equal to the lesser of (a) the Highest Lawful Rate and (b) the Alternate Base Rate plus 2% per annum.

              SECTION 2.08. Fees. (a) The Company shall pay each Bank, through the Agent, on the last day of each March, June, September and December, and on the Maturity Date, in immediately available funds, a commitment fee (such Bank's "Commitment Fee") equal to the Applicable Fee Percentage times the amount of the Commitment of such Bank, whether used or unused, during the quarter (or shorter period commencing with the Execution Date or ending with the Maturity Date) ending on such date. All Commitment Fees under this Section 2.08(a) shall be computed on the basis of the actual number of days elapsed in a year of 365 or 366 days, as the case may be. The Commitment Fee due to each Bank shall cease to accrue on the earlier of the Maturity Date or the termination of the Commitment of such Bank pursuant to Section 2.09.

              (b) The Company shall pay the Agent, an agency fee (the "Agency Fee") in such amount as may be agreed between the Company and the Agent pursuant to that certain letter agreement of even date herewith between the Company and the Agent (the "Agent's Letter").

              (c) The Company shall pay to TCB, for its own account, on or before the Execution Date all fees due to it pursuant to that certain letter agreement dated April 15, 1994 between the Company and TCB.

              SECTION 2.09.  Termination and Reduction of
    Commitments. (a) Upon at least ten Business Days' prior written notice to the Agent, the Company may at any time in whole permanently terminate, or from time to time permanently reduce, the Total Commitment, ratably among the Banks in accordance with their respective Commitments; provided, however, that any partial reduction of the Total Commitment shall be in a minimum aggregate principal amount of $20,000,000.

              (b) At the time the Commitments of any Bank are terminated or reduced pursuant to Section 2.09(a) the Company shall pay to the Agent for the account of each such Bank, the Commitment Fees on the amount of the Commitments so terminated or reduced owed through the date of such termination or reduction.

              SECTION 2.10. Alternate Rate of Interest. (a) In the event, and on each occasion, that on the day two Business Days prior to the commencement of any Interest Period for a Eurodollar Borrowing, the Agent shall have determined (which determination shall be conclusive and binding upon the Company) that dollar deposits in the amount of the requested principal amount of such Borrowing are not generally available in the London interbank market, or that the rate at which dollar deposits are being offered will not adequately and fairly reflect the cost to any Bank of making or maintaining the principal amount of its Eurodollar Loan comprising such Borrowing during such Interest Period, or reasonable means do not exist for ascertaining the LIBO Rate, the Agent shall as soon as practicable thereafter give written or telex notice of such determination to the Company and the Banks, and any request by the Company for the making of a Eurodollar Borrowing shall, until the circumstances giving rise to such notice no longer exist, be deemed to be a request for a Borrowing to be comprised of Alternate Base Rate Loans or, if the Company shall so specify in its notice to the Agent, a request for a CD Borrowing so long as the circumstances giving rise to a notice under Section 2.10(b) shall not exist. Each determination of the Agent hereunder shall be conclusive absent demonstrable error. In the event of such determination, the Company requesting such Borrowing shall have the right to withdraw its Notice of Borrowing requesting Eurodollar Loans.

              (b) In the event, and on each occasion, that on or before the day on which the Adjusted CD Rate for a CD Borrowing is to be determined, the Agent shall have determined (which determination shall be conclusive and binding upon the Company absent demonstrable error) that the Adjusted CD Rate for such Borrowing cannot be ascertained for any reason, including the inability or failure of the Agent to obtain sufficient bids in accordance with the terms of the definition of Fixed Certificate of Deposit Rate, or the Agent shall determine that the Adjusted CD Rate for such CD Borrowing will not adequately and fairly reflect the cost to any Bank of making or maintaining the principal amount of its Certificate of Deposit Loan during such Interest Period, the Agent shall, as soon as practicable thereafter, give written or telex notice of such determination to the Company and the Banks, and any request by the Company for the making of a CD Borrowing shall, until the circumstances giving rise to such notice no longer exist, be deemed to be a request for an ABR Borrowing, or, if the Company shall so specify in its notice to the Agent, a request for a Borrowing to be comprised of Eurodollar Loans so long as the circumstances giving rise to a notice under Section 2.10(a) shall not exist. Each determination by the Agent hereunder shall be conclusive absent demonstrable error. In the event of such determination, the Company requesting such Borrowing shall have the right to withdraw its Notice of Borrowing requesting a CD Borrowing.

              SECTION 2.11. Prepayment of Loans. (a) Each Borrowing may be prepaid at any time and from time to time, in whole or in part, subject to the requirements of Section
    2.14 but otherwise without premium or penalty, upon at least five Business Days' prior written or telex notice to the Agent; provided, however, that each such partial prepayment shall be in an integral multiple of $1,000,000 and a minimum aggregate principal amount of $5,000,000.

              (b) On the date of any termination or reduction of the Total Commitment pursuant to Section 2.09(a), the Company shall prepay so much of its Loans (up to the amount by which the Commitment is so terminated or reduced) as shall be necessary in order that the aggregate principal amount of the Loans outstanding will not exceed the Commitment following such termination or reduction. All prepayments under this paragraph shall be subject to Section 2.14.

              (c) Each notice of prepayment shall specify the prepayment date and the principal amount of each Borrowing (or portion thereof) to be prepaid, whether the Borrowing shall be irrevocable and shall commit the Company making such prepayment to prepay such Loan by the amount stated therein on the date stated therein. All prepayments shall be accompanied by accrued interest on the principal amount being prepaid to the date of prepayment.

              SECTION 2.12. Reserve Requirements; Change in Circumstances. (a) It is understood that the cost to each Bank of making or maintaining any of the Eurodollar Loans may fluctuate as a result of the applicability of reserve requirements imposed by the Board at the ratios provided for in Regulation D on the date hereof. The Company agrees to pay to each of the Banks from time to time such amounts as shall be necessary to compensate such Bank for the portion of the cost of making or maintaining Eurodollar Loans resulting from any such reserve requirements provided for in Regulation D as in effect on the date hereof, it being understood that the rates of interest applicable to Eurodollar Loans have been determined on the assumption that no such reserve requirements exist or will exist and that such rates do not reflect costs imposed on the Banks in connection with such reserve requirements.

              (b) Notwithstanding any other provision herein, if after the date of this Agreement any change in applicable law or regulation or in the interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof (whether or not having the force of law) shall change the basis of taxation of payments to any Bank of the principal of or interest on any Certificate of Deposit Loan or Eurodollar Loan made by such Bank or any other fees or amounts payable hereunder (other than taxes imposed on the overall net income of such Bank by the jurisdiction in which such Bank has its principal office or is located or by any political subdivision or taxing authority therein), or shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, such Bank (except any such reserve requirement which is reflected in the Adjusted CD
    Rate) or shall impose on such Bank or the London interbank market any other condition affecting this Agreement or the Certificate of Deposit Loans or Eurodollar Loans made by such Bank and the result of any of the foregoing shall be to increase the cost to such Bank of making or maintaining any Certificate of Deposit Loan or Eurodollar Loan or to reduce the amount of any sum received or receivable by such Bank hereunder (whether of principal, interest or otherwise) in respect thereof, by an amount deemed by such Bank in its sole discretion to be material, then such additional amount or amounts as will compensate such Bank for such additional costs or reduction will be paid to such Bank by the Company with respect to the Eurodollar Loans or Certificate of Deposit Loans, as the case may be.

              (c) If any Bank shall have determined that the applicability of any law, rule, regulation or guideline adopted pursuant to or arising out of the July 1988 report of the Basle Committee on Banking Regulations and Supervisory Practices entitled "International Convergence of Capital Measurement and Capital Standards," or the adoption after the date hereof of any other law, rule, regulation or guideline regarding capital adequacy, or any change in any of the foregoing or in the interpretation or administration of any of the foregoing by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or any lending office of such Bank) or any Bank's holding company with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Bank's capital or on the capital of such Bank's holding company, if any, as a consequence of this Agreement or the Loans made by such Bank pursuant hereto to a level below that which such Bank or such Bank's holding company could have achieved but for such adoption, change or compliance (taking into consideration such Bank's policies and the policies of such Bank's holding company with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time the Company shall pay to such Bank such additional amount or amounts as will compensate such Bank or such Bank's holding company for any such reduction suffered. It is agreed that the interest rates and fees provided for in this Agreement have been determined on the understanding that the Banks will not be required to maintain capital against their Commitments under currently applicable laws, regulations and regulatory guidelines, and that the Banks will be entitled to make claims under this paragraph in the event such understanding proves to be incorrect.

              (d) A certificate of each Bank setting forth such amount or amounts as shall be necessary to compensate such Bank (or participating banks or other entities pursuant to Article IX) as specified in paragraph (a), (b) or (c) above shall be delivered to the Company obligated with respect thereto and shall be rebuttably presumptive evidence of the amount or amounts which such Bank is entitled to receive. The Company shall pay each Bank the amount shown as due from it on any such certificate within 10 days after its receipt of the same.

              (e) Failure on the part of any Bank to demand compensation for any increased costs or reduction in amounts received or receivable with respect to any Interest Period shall not constitute a waiver of such Bank's rights to demand compensation for any increased costs or reduction in amounts received or receivable in such Interest Period or in any other Interest Period. The protection of this Section 2.12 shall be available to each Bank regardless of any possible contention of the invalidity or inapplicability of any law, regulation or other condition which shall give rise to any demand by such Bank for compensation.

              (f) Nothing in this Section 2.12 shall entitle any Bank to receive interest at a rate per annum in excess of the Highest Lawful Rate.

              SECTION 2.13.  Change in Legality.  (a)
    Notwithstanding anything to the contrary herein contained, if any change in any law or regulation or in the interpretation thereof by any governmental authority charged with the administration or interpretation thereof shall make it unlawful for any Bank to make or maintain any Eurodollar Loan or to give effect to its obligations as contemplated hereby, then, by written notice to the Company and to the Agent, such Bank may:

              (i) declare that Eurodollar Loans will not thereafter be made by such Bank hereunder, whereupon any request by the Company for a Eurodollar Borrowing shall, as to such Bank only, be deemed a request for an Alternate Base Rate Loan unless such declaration shall be subsequently withdrawn; and

              (ii) require that all outstanding Eurodollar Loans made by it be converted to Alternate Base Rate Loans, in which event all such Eurodollar Loans shall be automatically converted to Alternate Base Rate Loans as of the effective date of such notice as provided in paragraph (b) below.

    In the event any Bank shall exercise its rights under (i) or
    (ii) above, all payments and prepayments of principal which would otherwise have been applied to repay the Eurodollar Loans that would have been made by such Bank or the converted Eurodollar Loans of such Bank shall instead be applied to repay the Alternate Base Rate Loans made by such Bank in lieu of, or resulting from the conversion of, such Eurodollar Loans; provided, however, the Alternate Base Rate Loans resulting from the conversion of such Eurodollar Loans shall be prepayable only at the times the converted Eurodollar Loans would have been prepayable, notwithstanding the provisions of Section 2.11(a).

              (b) For purposes of Section 2.13(a), a notice to the Company by any Bank shall be effective as to each Eurodollar Loan, if lawful, on the last day of the then current Interest Period or, if there are then two or more current Interest Periods, on the last day of each such Interest Period, respectively; otherwise, such notice shall be effective on the date of receipt by the Company.

              SECTION 2.14. Indemnity. (a) The Company shall indemnify each Bank against any loss or expense which such Bank may sustain or incur as a consequence of (i) any failure by the Company to fulfill on the date of any Borrowing hereunder the applicable conditions set forth in Article IV,
    (ii) any failure by the Company to borrow, convert or continue hereunder after delivery of a Notice of Borrowing or a notice of conversion or continuation has been given pursuant to Section 2.04, (iii) any payment, prepayment or conversion of a Certificate of Deposit Loan or Eurodollar Loan required by any other provision of this Agreement or otherwise made on a date other than the last day of the applicable Interest Period, (iv) any default in payment or prepayment of the principal amount of any Loan or any part thereof or interest accrued thereon, as and when due and payable (at the due date thereof, by irrevocable notice of prepayment or otherwise), or (v) the occurrence of any Event of Default, including, but not limited to, any loss or reasonable expense sustained or incurred or to be sustained or incurred in liquidating or employing deposits from third parties acquired to effect or maintain such Loan or any part thereof as a Certificate of Deposit Loan or Eurodollar Loan. Such loss or reasonable expense shall include an amount equal to the excess, if any, as reasonably determined by each Bank of (A) its cost of obtaining the funds for the Loan being paid, prepaid or converted or not borrowed (based on the Adjusted CD Rate or the LIBO Rate applicable thereto) for the period from the date of such payment, prepayment or conversion or failure to borrow to the last day of the Interest Period for such Loan (or, in the case of a failure to borrow, the Interest Period for such Loan which would have commenced on the date of such failure to borrow) over (B) the amount of interest (as reasonably determined by such Bank) that could be realized by such Bank in reemploying during such period the funds so paid, prepaid or converted or not borrowed. A certificate of each Bank setting forth any amount or amounts which such Bank is entitled to receive pursuant to this Section 2.14 shall be delivered to the Company and shall be rebuttably presumptive evidence of the amount or amounts which such Bank is entitled to receive. Nothing in this Section 2.14 shall entitle any Bank to receive interest at a rate per annum in excess of the Highest Lawful Rate.

              (b) The provisions of this Section 2.14 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the invalidity or unenforceability of any term or provision of this Agreement or any Note, or any investigation made by or on behalf of any Bank. All amounts due under this Section 2.14 shall be payable on written demand therefor.

              SECTION 2.15. Pro Rata Treatment. Except as permitted under Section 2.12, Section 2.13 and Section 2.14 each Borrowing, each payment or prepayment of principal of the Notes, each payment of interest on such Notes, each other reduction of the principal or interest outstanding under such Notes, however achieved, each payment of the Commitment Fees and each reduction of the Commitments shall be made pro rata among the Banks in the proportions that their respective Commitments bear to the Total Commitment.

              SECTION 2.16. Payments. (a) The Company shall make all payments (including principal of or interest on any Borrowing or any fees or other amounts) hereunder and under any other Loan Document not later than 1:00 p.m., Houston, Texas time, on the date when due in dollars to the Agent at its offices at 1111Fannin, Houston, Texas, in immediately available funds.

              (b) Whenever any payment (including principal of or interest on any Borrowing or any fees or other amounts) hereunder or under any other Loan Document shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or fees, if applicable.

              SECTION 2.17. Sharing of Setoffs. Each Bank agrees that if it shall, in any manner, including through the exercise of a right of banker's lien, setoff or counterclaim against the Company , or pursuant to a secured claim under
    Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Bank under any applicable bankruptcy, insolvency or other similar law or otherwise, obtain payment (voluntary or involuntary) in respect of the Note held by it as a result of which the unpaid principal portion of the Note held by it shall be proportionately less than the unpaid principal portion of the Note held by any other Bank, it shall be deemed to have simultaneously purchased from such other Bank a participation in the Note held by such other Bank, so that the aggregate unpaid principal amount of the Note and participations in Notes held by each Bank shall be in the same proportion to the aggregate unpaid principal amount of all Notes then outstanding as the principal amount of the Note held by it prior to such exercise of banker's lien, setoff or counterclaim was to the principal amount of all Notes outstanding prior to such exercise of banker's lien, setoff or counterclaim; provided, however, that if any such purchase or purchases or adjustments shall be made pursuant to this Section 2.17 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest. The Company expressly consents to the foregoing arrangements and agrees that any Person holding a participation in a Note deemed to have been so purchased may exercise any and all rights of banker's lien, setoff or counterclaim with respect to any and all moneys owing by the Company to such Bank as fully as if such Bank had made a Loan directly to the Company in the amount of such participation.

              SECTION 2.18. Payments Free of Taxes. (a) Any and all payments by the Company hereunder shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding taxes imposed on the Agent's or any Bank's (or any transferee's or assignee's, including a participation holder's (any such entity a "Transferee")) net income and franchise taxes imposed on the Agent or any Bank (or Transferee) by the United States or any jurisdiction under the laws of which it is organized or any political subdivision thereof (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Company shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to the Banks (or any Transferee) or the Agent, (i) the sum payable shall be increased by the amount necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.18) such Bank (or Transferee) or the Agent (as the case may be) shall receive an amount equal to the sum it would have received had no such deductions been made, (ii) the Company shall make such deductions and (iii) the Company shall pay the full amount deducted to the relevant taxing authority or other governmental authority in accordance with applicable law.

              (b) In addition, the Company agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Document (hereinafter referred to as "Other Taxes").

              (c) The Company will indemnify each Bank (or
    Transferee) and the Agent for the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.18) paid by such Bank (or Transferee) or the Agent, as the case may be, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted by the relevant taxing authority or other governmental authority. Such indemnification shall be made within 30 days after the date any Bank (or Transferee) or the Agent, as the case may be, makes written demand therefor. If a Bank (or Transferee) or the Agent shall become aware that it is entitled to receive a refund in respect of Taxes or Other Taxes, it shall promptly notify the Company of the availability of such refund and shall, within 30 days after receipt of a request by the Company, apply for such refund at the Company's expense. If any Bank (or Transferee) or the Agent receives a refund in respect of any Taxes or Other Taxes for which such Bank (or Transferee) or the Agent has received payment from the Company hereunder it shall promptly notify the Company of such refund and shall, within 30 days after receipt of a request by the Company (or promptly upon receipt, if the Company has requested application for such refund pursuant hereto), repay such refund to the Company, net of all out-of-pocket expenses of such Bank and without interest; provided that the Company, upon the request of such Bank (or Transferee) or the Agent, agrees to return such refund (plus penalties, interest or other charges) to such Bank (or Transferee) or the Agent in the event such Bank (or Transferee) or the Agent is required to repay such refund.

              (d) Within 30 days after the date of any payment of Taxes or Other Taxes withheld by the Company in respect of any payment to any Bank (or Transferee) or the Agent, the Company will furnish to the Agent, at its address referred to in Section 9.01, the original or a certified copy of a receipt evidencing payment thereof.

              (e) Without prejudice to the survival of any other agreement contained herein, the agreements and obligations contained in this Section 2.18 shall survive the payment in full of the principal of and interest on all Loans made hereunder.

              (f) Each Bank (or Transferee) which is organized outside the United States shall promptly notify the Company of any changes in its funding office and upon written request of the Company shall, prior to the immediately following due date of any payment by the Company hereunder, deliver to the Company such certificates, documents or other evidence, as required by the Code or Treasury Regulations issued pursuant thereto, including Internal Revenue Service Form 1001 or Form 4224 and any other certificate or statement of exemption required by Treasury Regulation Section 1.1441-1(a) or
    Section 1.1441-6(c) or any subsequent version thereof, properly completed and duly executed by such Bank (or Transferee) establishing that such payment is (i) not subject to withholding under the Code because such payment is effectively connected with the conduct by such Bank (or Transferee) of a trade or business in the United States or
    (ii) totally exempt from United States tax under a provision of an applicable tax treaty. Unless the Company and the Agent have received forms or other documents satisfactory to them indicating that payments hereunder or under the Notes are not subject to United States withholding tax or are subject to such tax at a rate reduced by an applicable tax treaty, the Company or the Agent shall withhold taxes from such payments at the applicable statutory rate in the case of payments to or for any Bank (or Transferee) or assignee organized under the laws of a jurisdiction outside the United States.

              (g) The Company shall not be required to pay any additional amounts to any Bank (or Transferee) in respect of United States withholding tax pursuant to paragraph (a) above if the obligation to pay such additional amounts would not have arisen but for a failure by such Bank (or Transferee) to comply with the provisions of paragraph (f) above unless such failure results from (i) a change in applicable law, regulation or official interpretation thereof or (ii) an amendment, modification or revocation of any applicable tax treaty or a change in official position regarding the application or interpretation thereof, in each case after the Execution Date (and, in the case of a Transferee, after the date of assignment or transfer).

              (h) Any Bank (or Transferee) claiming any additional amounts payable pursuant to this Section 2.18 shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document requested by the Company or to change the jurisdiction of its applicable lending office if the making of such a filing or change would avoid the need for or reduce the amount of any such additional amounts which may thereafter accrue and would not, in the sole determination of such Bank, be otherwise disadvantageous to such Bank (or Transferee).

              (i) If any Bank (or Transferee) requests compensation pursuant to this Section 2.18, the Company may give notice to such Bank (with a copy to the Agent) that it wishes to seek one or more Eligible Assignees (which may be one or more of the Banks) to assume the Commitments of such Bank and to purchase its outstanding Loans and Notes. Each Bank (or Transferee) requesting compensation pursuant to this
    Section 2.18 hereto agrees to sell all of its Commitments, its Loans and its Note pursuant to Section 9.03 to any such Eligible Assignee for an amount equal to the sum of the outstanding unpaid principal of and accrued interest on such Loans and Note plus all Commitment Fees and other fees and amounts due such Bank (or Transferee) hereunder calculated, in each case, to the date such Commitment, Loans and Note are purchased, whereupon such Bank (or Transferee) shall thereafter have no further Commitments or other obligation to the Company hereunder or under any Note.

                                    ARTICLE III

                          REPRESENTATIONS AND WARRANTIES

              The Company represents and warrants to the Agent and the Banks as follows:

              SECTION 3.01. Organization; Corporate Powers. The Company and each Significant Subsidiary is duly organized, validly existing and in good standing under the laws of the state of its respective incorporation or organization, has the requisite power and authority to own its property and assets and to carry on its business as now conducted and is qualified to do business in every jurisdiction where such qualification is required, except where the failure so to qualify would not have a material adverse effect on the condition, financial or otherwise, of the Company. The Company has the corporate power to execute, deliver and perform its obligations under this Agreement, to borrow hereunder and to execute and deliver the Notes.

              SECTION 3.02. Authorization. The execution, delivery and performance of this Agreement, the Borrowings hereunder, and the execution and delivery of the Notes by the Company (a) have been duly authorized by all requisite corporate and, if required, stockholder action on the part of the Company and (b) will not (i) violate (A) any provision of law, statute, rule or regulation or the certificate of incorporation or the bylaws of the Company, (B) any order of any court, or any rule, regulation or order of any other agency of government binding upon the Company or (C) any provisions of any indenture, agreement or other instrument to which the Company is a party, or by which the Company or any of its properties or assets are or may be bound, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under any indenture, agreement or other instrument referred to in
    (b)(i)(C) above or (iii) result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any property or assets of the Company.

              SECTION 3.03.  Governmental Approval.  No
    registration with or consent or approval of, or other action by, any federal, state or other governmental agency, authority or regulatory body is or will be required in connection with the execution, delivery and performance of this Agreement, the execution and delivery of the Notes or the Borrowings hereunder.

              SECTION 3.04. Enforceability. This Agreement has been duly executed and delivered by the Company and constitutes legal, valid and binding obligations of the Company and the Notes, when duly executed and delivered by the Company, will constitute legal, valid and binding obligations of the Company, in each case enforceable in accordance with their respective terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting creditors rights generally).

              SECTION 3.05. Financial Statements. (a) The audited consolidated financial statements of the Company, as at December 31, 1993, a copy of which has been furnished to the Banks, have been prepared in conformity with generally accepted accounting principles applied on a basis consistent with that of the preceding fiscal year, and present fairly the financial conditions of the Company and its Subsidiaries, as at such date and the consolidated results of the operations of the Company and its Subsidiaries for the periods then ended.

              (b) The Form 10 Q of the Company as at March 31, 1994, copies of which have been furnished to the Banks, have been prepared in accordance with all applicable rules, regulations and guidelines of the Securities and Exchange Commission and present fairly the financial condition of the Company and its Subsidiaries, as at such dates and the results of their operations for the periods then ended, subject to year end audit adjustments.

              SECTION 3.06.  No Material Adverse Change.  There
    has been no material adverse change in the businesses, assets, operations, prospects or condition, financial or otherwise, of the Company since December 31, 1993.

              SECTION 3.07. Title to Properties. The Company and each of its Significant Subsidiaries has good and marketable title to, or valid leasehold interests in, all its properties and assets, except for such properties as are no longer used or useful in the conduct of its business or as have been disposed of in the ordinary course of business and except for minor defects in title that do not interfere with the ability of the Company to conduct its business as now conducted.

              SECTION 3.08. Litigation; Compliance with Laws; Etc. (a) There are not any actions, suits or proceedings at law or in equity or by or before any governmental instrumentality or other agency or regulatory authority now pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary of the Company or the business, assets or rights of the Company or any Subsidiary of the Company (i) which involve this Agreement or any of the transactions contemplated hereby or
    (ii) as to which there is a reasonable possibility of an adverse determination and which, if adversely determined, could, individually or in the aggregate, materially impair the ability of the Company to conduct business substantially as now conducted, or materially and adversely affect the business, assets, operations, prospects or condition (financial or otherwise) of the Company, or impair the validity or enforceability of or the ability of the Company to perform its obligations under this Agreement, the Notes or any of the other Loan Documents.

              (b) The Company is not in violation of any law, the breach or consequence of which would materially and adversely affect the ability of the Company to carry on its business, or in default under any material order, writ, injunction, award or decree of any court, arbitrator, administrative agency or other governmental authority binding upon it or its assets or any material indenture, mortgage, contract, agreement or other undertaking or instrument to which it is a party or by which any of its properties may be bound, and nothing has occurred which would materially and adversely affect the ability of the Company to carry on its business or perform its obligations under any such order, writ, injunction, award or decree or any such material indenture, mortgage, contract, agreement or other undertaking or instrument.

              SECTION 3.09. Agreements; No Default. (a) The Company is not a party to any agreement or instrument or subject to any corporate restriction that has a present material and adverse effect on the business, properties, assets, operations, prospects or condition (financial or otherwise), of the Company.

              (b) The Company is not in default in any manner that would materially and adversely affect the business, properties, assets, operations, prospects or condition (financial or otherwise) of the Company or the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any material agreement or instrument to which it is a party.

              (c) Neither the Company nor any of its Subsidiaries is in default under any agreement or instrument to which the Company or any Subsidiary is a party or by which any of their respective properties or assets is bound or affected, which default might materially and adversely affect the financial condition or operations of the Company and its Subsidiaries taken as a whole. No Event of Default has occurred and is continuing.

              SECTION 3.10.  Federal Reserve Regulations.

              (a) The Company is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

              (b) No part of the proceeds of the Loans will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, (i) to purchase or carry Margin Stock or to extend credit to others for the purpose of purchasing or carrying Margin Stock or to refund indebtedness originally incurred for such purpose, or (ii) for any purpose which entails a violation of, or which is inconsistent with, the provisions of the Regulations of the Board, including Regulations G, T, U or X; provided, however, the Company may acquire Margin Stock if, upon the acquisition of such Margin Stock, 25% or less of the Company's total assets subject to the restrictions set forth in Section 6.01 would then be composed of Margin Stock, and furnish to the Agent upon its request, a statement in conformity with the requirements of Federal Reserve Form U 1 referred to in Regulation U.

              SECTION 3.11. Taxes. The Company and each of its Subsidiaries has filed all tax returns which are required to have been filed and has paid, or made adequate provisions for the payment of, all of its taxes which are due and payable, except such taxes, if any, as are being contested in good faith and by appropriate proceedings and as to which such reserves or other appropriate provisions as may be required by generally accepted accounting principles have been maintained. The federal income tax liability of the Company has been audited by the Internal Revenue Service and has been finally determined and satisfied (or the time for audit has expired) for all tax years up to and including the tax year ended June 30, 1984. The Company deems the amounts and maximum final judgments from such action to be immaterial to the Company. The Company is not aware of any proposed assessment against it or any of its Subsidiaries for additional taxes (or any basis for any such assessment) which might be material to the Company and its Subsidiaries taken as a whole.

              SECTION 3.12. Pension and Welfare Plans. Each Plan complies in all material respects with all applicable statutes and governmental rules and regulations, and: (a) no Reportable Event has occurred and is continuing with respect to any Plan, (b) since December 31, 1993, neither the Company nor any ERISA Affiliate has withdrawn from any Plan or instituted steps to do so, except as listed on Exhibit 3.12 and (c) since December 31, 1993, no steps have been instituted to terminate any Plan, except as listed on Exhibit
    3.12. No condition exists or event or transaction has occurred in connection with any Plan which could result in the incurrence by the Company or any ERISA Affiliate of any material liability, fine or penalty. Neither the Company nor any ERISA Affiliate is a member of, or contributes to, any multiple employer Plan as described in section 4064 of ERISA. Neither the Company nor any of its Subsidiaries has any contingent liability with respect to any post-retirement "welfare benefit plans," as such term is defined in ERISA.

              SECTION 3.13. No Material Misstatements. Neither this Agreement, the other Loan Documents, the Confidential Information Memorandum nor any other document delivered by or on behalf of the Company or any of its Affiliates (including the Company's Annual Report on Form 10 K for 1993 and the Company's Quarterly Report on Form 10 Q for the fiscal quarter ended at March 31, 1994) in connection with any Loan Document or included therein contained or contains any material misstatement of fact or omitted or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

              SECTION 3.14. Investment Company Act; Public Utility Holding Company Act. The Company is neither an "investment company" nor a company "controlled" by an investment company as defined in, nor subject to regulation under, the Investment Company Act of 1940. The Company is not a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

              SECTION 3.15.  Compliance with Laws.  To the best
    knowledge of the Company, after due investigation, the Company and its Subsidiaries are in material compliance with all statutes and governmental rules and regulations applicable to them.

              SECTION 3.16. Maintenance of Insurance. The Company maintains, and causes each of its Subsidiaries to maintain, insurance to such extent and against such hazards and liabilities as is commonly maintained by companies similarly situated.

              SECTION 3.17.  Existing Liens.  None of the assets
    of the Company or any of its Subsidiaries is subject to any Lien, except:

              (a) Liens for current taxes not delinquent or taxes being contested in good faith and by appropriate proceedings and as to which such reserves or other appropriate provisions as may be required by generally accepted accounting principles are being maintained;

              (b) carriers', warehousemen's, mechanics', materialmen's and other like statutory Liens arising in the ordinary course of business securing obligations which are not overdue for a period of more than 90 days or which are being contested in good faith and by appropriate proceedings and as to which such reserves or other appropriate provisions as may be required by generally accepted accounting principles are being maintained;

              (c) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation;

              (d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, and other obligations of a like nature incurred in the ordinary course of business, and Liens securing reimbursement obligations created by open letters of credit for the purchase of inventory;

              (e) Liens granted by a Subsidiary of the Company to secure such Subsidiary's Indebtedness to the Company or to any other Subsidiary of the Company;

              (f) Liens, if any, disclosed in the financial statements referred to in Section 3.05; and

              (g) Liens listed on Exhibit 3.17.

              SECTION 3.18. Environmental Matters. The Company and each of its Subsidiaries has complied in all material respects with all applicable federal, state, local and other statutes, ordinances, orders, judgments, rulings and regulations relating to environmental pollution or to environmental regulation or control. Neither the Company nor any of its Subsidiaries have received notice of any failure so to comply which alone or together with any other such failure could result in a material adverse effect on the business, assets, operations, prospects or condition (financial or otherwise) of the Company or such Subsidiary. None of the facilities of the Company or any of its Subsidiaries manage any hazardous wastes, hazardous substances, hazardous materials, toxic substances or toxic pollutants, as those terms are used in the Resource Conservation and Recovery Act, the Comprehensive Environmental Response Compensation and Liability Act, the Hazardous Materials Transportation Act, the Toxic Substance Control Act, the Clean Air Act or the Clean Water Act, in violation of any regulations promulgated pursuant thereto or in any other applicable law where such violation could result, individually or together with other violations, in a material adverse effect on the business, assets, operations, prospects or condition (financial or otherwise) of the Company or such Subsidiary.

                                   ARTICLE IV

                             CONDITIONS OF LENDING

              SECTION 4.01. Conditions Precedent to the Initial Borrowing. The obligation of each Bank to make its initial Loan is subject to the condition precedent that the Agent shall have received on or before the initial Borrowing Date the following, each dated (unless otherwise indicated) the Execution Date and, with respect to all such documents referred to in Section 4.01(a), Section 4.01(c), Section 4.01(d) and Section 4.01(f), in sufficient copies for each
    Bank:

              (a) A counterpart of this Agreement (to which all of the Exhibits and Schedules have been attached) executed by the Company, the Agent and the Banks.

              (b) Notes of the Company dated of even date herewith, properly executed by the Company to the order of the Banks, respectively.

              (c) The Banks shall have received (i) a copy of the certificate of incorporation, as amended, of the Company, certified by the Secretary of State of Delaware and a certificate as to the good standing of and charter documents filed by the Company from such Secretary of State; (ii) a copy of the certificate of authority to do business in the State of Texas, certified by the Secretary of State of Texas and a certificate as to the good standing of the Company from the Comptroller of the State of Texas; (iii) a certificate of the Secretary or an Assistant Secretary of the Company, dated the initial Borrowing Date and certifying (A) that attached thereto is a true and complete copy of the bylaws of the Company as in effect on the date of such certificate and at all times since a date prior to the date of the resolutions described in (B) below, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of the Company authorizing the execution, delivery and performance of this Agreement and the Notes to be delivered by the Company and the Borrowings by the Company hereunder and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the certificate of incorporation of the Company has not been amended since the date of the last amendment thereto shown on the good standing certificate furnished pursuant to
    (i) above, and (D) as to the incumbency and specimen signature of each officer of the Company executing this Agreement, the Notes or any other document delivered in connection herewith or therewith; (iii) a certificate of another officer of the Company as to the incumbency and specimen signature of the Secretary or such Assistant Secretary of the Company; and (iv) such other documents as any Bank or Andrews & Kurth L.L.P., special counsel for the Agent, may reasonably request.

              (d) A certificate of a Senior Vice President, an Executive Vice President or a Vice President of the Company dated the initial Borrowing Date certifying (i) the truth of the representations and warranties made by the Company in this Agreement, (ii) the absence of the occurrence and continuance of any Default or Event of Default and (iii) that on or prior to the initial Borrowing Date, the principal of and interest on all loans, all accrued fees and all other amounts due under the Existing Credit Agreement shall have been paid in full and the commitments thereunder shall have been terminated.

              (e) The Agent shall have received the Agent's
    Letter duly executed by the Company.

              (f) The opinion of counsel to the Company, dated the initial Borrowing Date, addressed to the Agent and the Banks and in the form of Exhibit 4.01 hereto.

              (g) An Administrative Questionnaire completed by each Bank.

              (h) The fees and disbursements required to be paid by Section 9.04 on the initial Borrowing Date shall have been paid or provision therefore shall have been made.

              SECTION 4.02.  Conditions Precedent to Each
    Borrowing. The obligation of each Bank to make a Loan on the occasion of any Borrowing (including the initial Borrowing) shall be subject to the further conditions precedent that on the Borrowing Date of such Borrowing the following statements shall be true (and each of the giving of the applicable Notice of Borrowing and the acceptance by the Company of the proceeds of such Borrowing shall constitute a representation and warranty by the Company that on the date of such Borrowing such statements are true):

              (a) The representations and warranties contained in
    Article III are correct on and as of the date of such Borrowing, before and after giving effect to such Borrowing and to the application of the proceeds therefrom, as though made on and as of such date;

              (b) No event has occurred and is continuing, or would result from such Borrowing or from the application of the proceeds therefrom, which constitutes either a Default or an Event of Default; and

              (c) Following the making of such Borrowing and all other Borrowings to be made on the same day under this Agreement, the aggregate principal amount of all Loans then outstanding shall not exceed the Total Commitment.

              SECTION 4.03. Conditions Precedent to Conversions and Continuations. The obligation of the Banks to convert any existing Borrowing into a Eurodollar Borrowing or a CD Borrowing or to continue any exisitng Borrowing as a Eurodollar Borrowing or a CD Borrowing is subject to the condition precedent that on the date of such conversion or continuation no Default or Event of Default shall have occurred and be continuing or would result from the making of such conversion or continuation. The acceptance of the benefits of each such conversion and continuation shall constitute a representation and warranty by the Company to each of the Banks that no Default or Event of Default shall have occurred and be continuing or would result from the making of such conversion or continuation.

                                   ARTICLE V

                             AFFIRMATIVE COVENANTS

              So long as this Agreement shall remain in effect or the principal of or interest on any Note, any Commitment Fee or any other expense or amount payable hereunder shall be unpaid and until the Commitments of the Banks shall expire or terminate, unless the Required Banks shall otherwise consent in writing, the Company covenants and agrees with the Agent and each Bank that:

              SECTION 5.01.  Existence.  The Company will
    maintain and preserve, and, subject to the provisions of clauses (w), (x) and (y) of Section 6.02, will cause each Significant Subsidiary to maintain and preserve, its respective existence as a corporation or other form of business organization, as the case may be, and all rights, privileges, licenses, patents, patent rights, copyrights, trademarks, trade names, franchises and other authority to the extent material and necessary for the conduct of its respective businesses in the ordinary course as conducted from time to time, including, in the case of the Company, its good standing and qualification to do business in the State of Texas.

              SECTION 5.02. Repair. The Company will maintain, preserve and keep, and will cause each of its Significant Subsidiaries to maintain, preserve and keep, all of its properties in good repair, working order and condition, and from time to time make, and the Company will make, and will cause each of the Significant Subsidiaries to make, all necessary and proper repairs, renewals, replacements, additions, betterments and improvements thereto so that at all times the efficiency thereof shall be fully preserved and maintained; the Company will at all times do or cause to be done all things necessary to preserve, renew and keep in full force and effect, and will cause each Significant Subsidiary to do or cause to be done all things necessary to preserve, renew and keep in full force and effect, the rights, licenses, permits, franchises, patents, copyrights, trademarks and trade names material to the conduct of its businesses; maintain and operate such businesses in substantially the manner in which they are presently conducted and operated (subject to changes in the ordinary course of business); comply in all material respects with all laws and regulations applicable to the operation of such businesses whether now in effect or hereafter enacted and with all other applicable laws and regulations; and take all action which may be required to obtain, preserve, renew and extend all licenses, permits and other authorizations which may be material to the operation of such businesses.

              SECTION 5.03.  Insurance.  The Company will
    maintain, on a consolidated basis, insurance to such extent and against such hazards and liabilities as is commonly maintained by companies similarly situated or as the Agent or the Required Banks may reasonably request from time to time.

              SECTION 5.04. Obligations and Taxes. The Company will pay and discharge and will cause each of its Subsidiaries to pay and discharge, when due, all taxes, assessments and governmental charges or levies imposed upon the Company or such Subsidiary, as the case may be, as well as all lawful claims for labor, materials and supplies or otherwise unless and only to the extent that the Company or such Subsidiary, as the case may be, is contesting such taxes, assessments and governmental charges, levies or claims in good faith and by appropriate proceedings and the Company or such Subsidiary has set aside on its books such reserves or other appropriate provisions therefor as may be required by generally accepted accounting principles.

              SECTION 5.05.  Financial Statements; Reports.  The
    Company will furnish to the Agent and each Bank:

              (a) Annual Audit Reports. Within 90 days after the end of each fiscal year of the Company, a copy of the annual audit report of the Company and its Subsidiaries prepared on a consolidated basis in conformity with generally accepted accounting principles consistently applied and certified by Price Waterhouse or another independent certified public accountant of recognized national standing;

              (b) Quarterly Financial Statements. Within 45 days after the end of each quarter (except the last quarter) of each fiscal year of the Company, a copy of the Form 10 Q of the Company, for such quarter, prepared in accordance with the rules, regulations and guidelines of the Securities and Exchange Commission, subject to normal year end audit adjustments;

              (c) Officer's Certificate. Together with the financial statements furnished by the Company under the preceding clauses (a) and (b), a certificate of the Company's Chief Financial Officer, Vice President and Treasurer or Vice President and Controller dated the date of such annual audit report or such quarterly financial statement, as the case may be, to the effect that no Event of Default or Default, has occurred or is continuing, or if there is any such event, describing it and the steps, if any, being taken to cure it;

              (d) SEC and Other Reports. Copies of each filing and report made by the Company or any of its Subsidiaries with or to any securities exchange or the Securities and Exchange Commission and each communication from the Company or any of its Subsidiaries to shareholders generally, promptly upon the making thereof; and

              (e) Requested Information. Promptly, from time to time, such other reports or information as the Agent or any Bank may reasonably request.

              SECTION 5.06. Litigation and Other Notices. The Company will notify the Agent and the Banks in writing of any of the following immediately upon learning of the occurrence thereof, describing the same and, if applicable, the steps being taken by the Person(s) affected with respect thereto:

              (a) Judgment. The entry of any judgment or decree against the Company and its other Subsidiaries, taken as a whole, if the amount of such judgment or decree exceeds $25,000,000 (after deducting the amount with respect to which the Company or such Subsidiary is insured and with respect to which the insurer has assumed responsibility in writing);

              (b) Suits and Proceedings. The filing or commencement of any action, suit or proceeding, whether at law or in equity or by or before any court or any federal, state, municipal or other governmental agency or authority as to which there is a reasonable possibility of an adverse determination and which, if adversely determined, could materially impair the right of the Company or any Significant Subsidiary to carry on business substantially as then conducted or materially and adversely affect the business, assets, operations, prospects or condition (financial or otherwise) of the Company or any Significant Subsidiary;

              (c) Default. The occurrence of any Event of Default or Default;

              (d) Material Adverse Change. The occurrence of a material adverse change in the business, operations or condition (financial or otherwise) of the Company and the Significant Subsidiaries, taken as a whole;

              (e) Pension and Welfare Plans. The occurrence of a Reportable Event with respect to any Plan; the institution of any steps by the Company, any of its Subsidiaries or any ERISA Affiliate, the PBGC or any other Person to terminate any Plan; the institution of any steps by the Company, or any of its Subsidiaries or any ERISA Affiliate to withdraw from any Plan; or the incurrence of any material increase in the contingent liability of the Company or any of its Subsidiaries with respect to any post-retirement welfare benefits; and

              (f) Other Events. The occurrence of such other events as the Agent or the Required Banks may reasonably from time to time specify.

              SECTION 5.07.  ERISA.  The Company will comply, and
    will cause each of its Subsidiaries to comply, in all material respects with the applicable provisions of ERISA.

              SECTION 5.08. Books, Records and Access. The Company will maintain, and will cause each Significant Subsidiary to maintain, complete and accurate books and records in which full and correct entries and conformity with generally accepted accounting principles shall be made of all dealings and transactions in relation to the business and activities of the Company and each Significant Subsidiary. The Company will permit, and will cause each Significant Subsidiary to permit, reasonable access by the Agent and each Bank, upon reasonable request, to the books and records relating to the Company and the Significant Subsidiary during normal business hours, to permit or cause to be permitted, the Agent and each Bank to make extracts from such books and records and permit, or cause to be permitted, upon reasonable request, any authorized representative designated by any Bank to discuss the affairs, finances and condition of the Company or any Significant Subsidiary with such Person's principal financial officers and principal accounting officers and such other officers as the Company shall deem appropriate.

              SECTION 5.09. Use of Proceeds. The Company will use the proceeds of the Loans only for general corporate purposes including the repayment of obligations outstanding under the Existing Agreement and the repayment of its commercial paper maturing from time to time.

              SECTION 5.10.  Nature of Business.  The Company
    will engage in, and will cause each Significant Subsidiary to engage in, substantially the same field of business as they are engaged in on the date hereof.

              SECTION 5.11.  Compliance.  The Company will
    comply, and will cause each of its Subsidiaries to comply, in all material respects with all statutes and governmental rules and regulations applicable to it including all such statutes and government rules and regulations relating to environmental pollution or to environmental regulation and control.

                                   ARTICLE VI

                               NEGATIVE COVENANTS

              So long as this Agreement shall remain in effect or the principal of or interest on any Note, any Commitment Fee or any other expense or amount payable hereunder shall be unpaid and until the Commitments of the Banks shall expire or terminate, unless the Required Banks shall otherwise consent in writing, the Company covenants and agrees with the Agent and each Bank that:

              SECTION 6.01. Liens. The Company will not, and will not permit any of its Subsidiaries to, incur, create, assume or permit to exist any Lien on any of its property or assets, whether owned at the date hereof or hereafter acquired, or assign or convey any rights to or security interests in any future revenues, except:

              (a) Liens in connection with the acquisition by the Company or such Subsidiary of property after the date hereof by way of purchase money, mortgage, conditional sale or other title retention agreement, capitalized lease or other deferred payment contract, and attaching only to the property being acquired, if the Indebtedness secured thereby does not exceed 80% (100% in the case of a capitalized lease) of the fair market value of such property at the time of acquisition thereof nor $100,000,000 in the aggregate for the Company and all Subsidiaries at any one time outstanding;

              (b) Liens referred to in Section 3.17;

              (c) other Liens securing obligations of the Company and its Subsidiaries not to exceed $50,000,000 in the aggregate and attaching to property of the Company or such other Subsidiary whose aggregate fair market value does not exceed $50,000,000; and

              (d) extensions, renewals and replacements of liens referred to in paragraphs (a) through (c) of this Section 6.01; provided, that any such extension, renewal or replacement lien shall be limited to the property or assets covered by the Lien extended, renewed or replaced and that the obligations secured by any such extension, renewal or replacement lien shall be in an amount not greater than the amount of the obligations secured by the Lien extended, renewed or replaced.

              SECTION 6.02.  Merger, Purchase and Sale.  The
    Company will not, and will not permit any of its Subsidiaries to:

              (a) be a party to any merger or consolidation;

              (b) sell, transfer, convey, lease or otherwise dispose of all or any substantial part of its assets;

              (c) sell or assign, with or without recourse, any accounts receivable or chattel paper; or

              (d) purchase or otherwise acquire all or substantially all the assets of any Person.

    Notwithstanding the foregoing:

              (u) the Company or any of its Subsidiaries may sell or transfer real property including improvements located thereon and thereafter the Company or any of its Subsidiaries may rent or lease such property in a sale or leaseback transaction so long as after giving effect to such sale and leaseback transaction the Company and its Subsidiaries would be in compliance with Section 6.12;

              (v) TCC, TRC and Tandy Bank may sell all or substantially all of their Accounts, including credit card receivables, to any Person for reasonably equivalent value;

              (w) any Subsidiary of the Company may merge into the Company or into or with any Wholly owned Subsidiary so long as the Company or such Wholly owned Subsidiary, as the case may be, shall be the surviving entity;

              (x) any Subsidiary of the Company may sell, transfer, convey, lease or assign all or a substantial part of its assets to the Company or any Wholly owned Subsidiary;

              (y) any Person may merge into the Company and the Company may acquire all or substantially all the assets of any Person; and

              (z) the Company and any of its Subsidiaries may in the ordinary course of their business sell, transfer, convey, lease or otherwise dispose of all or any substantial part of the assets of the Company and its Subsidiaries taken as a whole;

    provided, in each of the cases described in the preceding clauses (u), (v), (w), (x), (y) and (z), that immediately thereafter and after giving effect thereto:

              (i) no Event of Default or Default shall have occurred and be continuing;

              (ii) the Company is a surviving entity, except as provided in clause (w); and

              (iii) the surviving officers of the Company shall be substantially the same.

              For purposes of this Section 6.02 only, a sale, transfer, conveyance, lease or other disposition of assets shall be deemed to be a "substantial part" of the assets of the Company and its Subsidiaries only if the value of such assets, when added to the value of all other assets sold, transferred, conveyed, leased or otherwise disposed of by the Company and its Subsidiaries (other than pursuant to clauses
    (u), (v), (x) and (z) of this Section 6.02) during the same fiscal year, exceeds 15% of the Company's consolidated total assets determined as of the end of the immediately preceding fiscal year. As used in the preceding sentence, the term "value" shall mean, with respect to any asset disposed of, the greater of such asset's book or fair market value as of the date of disposition, with "book value" being the value of such asset as would appear immediately prior to such disposition on a balance sheet of the owner of such asset prepared in accordance with generally accepted accounting principles.

              SECTION 6.03.  Investments.  The Company will not,
    and will not permit any of its respective Subsidiaries to, make or permit to exist any Investment in any Person, except for:

              (a) extensions of credit in the nature of accounts receivable or notes receivable arising from the sale of goods and services in the ordinary course of business;

              (b) shares of stock, obligations or other securities received in settlement of claims arising in the ordinary course of business;

              (c) Investments in securities, maturing within two years and issued or fully guaranteed or insured by the United
    States of America or any agency thereof;

              (d) Investments in commercial paper, maturing in 270 days or less from the date of issuance, rated in the highest or second highest grade by a nationally recognized credit rating agency;

              (e) Investments in United States dollar denominated and eurodollar denominated time deposits, maturing within two years from the date of such Investment and issued by a bank or trust company having capital, surplus and undivided profits aggregating at least $500,000,000;

              (f) Investments outstanding on the date hereof in Subsidiaries by the Company and its Subsidiaries;

              (g) other Investments outstanding on the date hereof and listed on Exhibit 6.03;

              (h) other Investments of the Company and its Subsidiaries not exceeding 10% of Consolidated Tangible Net
    Worth at any time;

              (i) Investments of Tandy Bank and TCC in Accounts;

              (j) Investments of TRC in Accounts acquired from TCC and Tandy Bank;

              (k) Investments by the trustee of the Tandy Master
    Trust of the proceeds due to TRC of credit card receivables pursuant to one or more pooling and servicing agreements with such trustee; and

              (l) endorsements of negotiable instruments for deposit or collection in the ordinary course of business.

              SECTION 6.04. Transactions with Affiliates. The Company will not enter into any transaction with any Affiliate except in the ordinary course of business and upon fair and reasonable terms no less favorable than the Company could obtain or could become entitled to in an arm's-length transaction with a person or entity which was not an Affiliate.

              SECTION 6.05. Other Agreements. The Company will not, and will not permit any of its Subsidiaries to, enter into any agreement containing any provision which would be violated or breached by the Company's performance of its obligations hereunder or under any instrument or document delivered or to be delivered by the Company hereunder or in connection herewith.

              SECTION 6.06.  Fiscal Year; Accounting.  The
    Company will not change its fiscal year or method of accounting (other than immaterial changes and methods and changes authorized by generally accepted accounting principles).

              SECTION 6.07. Credit Standards. Neither the Company, TCC nor Tandy Bank will modify in any way the credit standards and procedures, the collection policies or the loss recognition procedures with respect to the creation or collection of Accounts if the modification would have a material adverse effect on the financial condition of the Company, TCC or Tandy Bank, as the case may be.

              SECTION 6.08. Pension Plans. The Company will not permit, and will not permit any of its Subsidiaries to permit, any condition to exist in connection with any Plan which might constitute grounds for the PBGC to institute proceedings to have such Plan terminated or a trustee appointed to administer such Plan, and not engage in, or permit to exist or occur, and will not permit any of its Subsidiaries to engage in, or permit to exist or occur, any other condition, event or transaction with respect to any Plan which could result in the incurrence by the Company or any such Subsidiary of any material liability, fine or penalty.

              SECTION 6.09.  Senior Indebtedness to Tangible Net
    Worth Ratio. The Company will not permit the ratio of its Consolidated Senior Indebtedness to its Consolidated Tangible
    Net Worth to exceed 1.0 to 1.0.

              SECTION 6.10.  Tangible Net Worth of the Company.
    The Company will not permit its Consolidated Tangible Net
    Worth to be less than $1,200,000,000.

              SECTION 6.11. Guaranties. The Company will not, and will not permit any of its Subsidiaries to, become or be liable under any Guaranty except Guaranties (a) which (x) in the case of Guaranties of Indebtedness for borrowed money, guarantee Indebtedness with a maximum principal amount, and
    (y) in all other cases are limited in amount to a stated maximum dollar exposure, (b) which are included in Indebtedness, and (c) which are:

              (i) Guaranties by the Company or a Wholly-owned
         Subsidiary of the Indebtedness of a Subsidiary of Company;

              (ii) Guaranties by a Subsidiary of the Company of Indebtedness of the Company;

              (iii) Guaranties by the Company of notes issued by the plan trustee to fund the Tandy Employee Stock Ownership Plan so long as the aggregate outstanding principal amount of all such notes does not at any time exceed 100,000,000; or

              (iv) other Guaranties not exceeding 100,000,000 in aggregate principal amount at any time outstanding.

              SECTION 6.12. Leases. The Company will not at any time enter into or permit to exist, and will not permit any of its Subsidiaries to enter into or permit to exist, any arrangements for the leasing by the Company or any of its Subsidiaries, as lessee, of any real or personal property (or any interest therein) under leases (other than capitalized leases); provided, however, the Company and its Subsidiaries may enter into and permit to exist such leases which require the payment by the Company and such Subsidiaries on a consolidated basis of minimum rental amounts in the aggregate in any one fiscal year not in excess of 30% of Consolidated Tangible Net Worth as of the end of the fiscal year preceding such time.

                                  ARTICLE VII

                               EVENTS OF DEFAULT

              SECTION 7.01.  Events of Default.  In case of the
    happening of any of the following events (herein called
    "Events of Default"):

              (a) any representation or warranty made or deemed made in or in connection with this Agreement, the Notes or the Borrowings hereunder or in any report, certificate, financial statement or other instrument furnished in connection with this Agreement or the execution and delivery of the Notes or the Borrowings hereunder shall prove to have been false or misleading in any material respect when made or deemed made;

              (b) default shall be made in the payment of any principal of, or any installment of principal of, any Note when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;

              (c) default shall be made in the payment of any interest on any Note or any Commitment Fee or any other amount due under this Agreement, when and as the same shall become due and payable, and such default shall continue unremedied for a period of five days;

              (d) default shall be made in the due observance or performance of any covenant, condition or agreement contained in Sections 5.01, 5.05 or 5.06 or Article VI;

              (e) default shall be made in the due observance or performance of any other covenant, condition or agreement to be observed or performed pursuant to this Agreement and such default shall continue unremedied for 15 days;

              (f) the Company or any of its Subsidiaries (other than an Insignificant Foreign Subsidiary) shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code or any other federal or state bankruptcy, insolvency, liquidation or similar law, (ii) consent to the institution of, or fail to contravene in a timely and appropriate manner, any such proceeding or the filing of any such petition, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator or similar official for the Company or such Subsidiary or for a substantial part of either the Company's or such Subsidiary's property or assets,
    (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (vii) take any corporate or other action for the purpose of effecting any of the foregoing;

              (g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of the Company or any of its Subsidiaries (other than an Insignificant Foreign Subsidiary), or of a substantial part of the property or assets of the Company or such Subsidiary, under Title 11 of the United States Code or any other federal or state bankruptcy, insolvency, receivership or similar law,
    (ii) the appointment of a receiver, trustee, custodian, sequestrator or similar official for the Company or such Subsidiary or for a substantial part of the property of the Company or such Subsidiary or (iii) the winding-up or liquidation of the Company or such Subsidiary; and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall continue unstayed and in effect for 60 days;

              (h) default or defaults (other than defaults in the payment of principal or interest) shall be made with respect to any Indebtedness of the Company, if the total Indebtedness in default exceeds in the aggregate for the Company an amount equal to $50,000,000 and if the effect of such default or defaults shall be to accelerate, or to permit the holder or obligee of any Indebtedness (or any trustee on behalf of such holder or obligee) to accelerate (with or without notice or lapse of time or both), the maturity of any Indebtedness; or any payment of principal or interest, regardless of amount, on any Indebtedness of the Company shall not be paid when due, whether at maturity, by acceleration or otherwise (after giving effect to any period of grace as specified in the instrument evidencing or governing such Indebtedness);

              (i) a Change of Control shall occur;

              (j) a Reportable Event or Reportable Events shall have occurred with respect to any Plan or Plans that reasonably could be expected to result in liability of the Company or any of its Subsidiaries to the PBGC in an aggregate amount in excess of $1,000,000 and within 30 days after the reporting of such Reportable Event or Reportable Events to the Banks, the Agent shall have notified the Company in writing that (i) it has determined that on the basis of such Reportable Event or Reportable Events there are reasonable grounds for termination of the Plan by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer such Plan and (ii) as a result of such determination, an Event of Default exists hereunder; or the PBGC shall have instituted proceedings to terminate any Plan or Plans, or a trustee shall have been appointed by a United States District Court to administer any Plan or Plans, with vested unfunded liabilities aggregating in excess of $1,000,000; or

              (k) there shall be entered against the Company or any of its Subsidiaries one or more judgments or decrees in excess of $50,000,000 in the aggregate at any one time outstanding for the Company and all such Subsidiaries and all such judgments or decrees in the amount of such excess shall not have been vacated, discharged, stayed or bonded pending appeal within 30 days from the entry thereof, excluding those judgments or decrees for and to the extent which the Company or any such Subsidiary is insured and with respect to which the insurer has assumed responsibility in writing or for and to the extent which the Company or any such Subsidiary is otherwise indemnified if the terms of such indemnification are satisfactory to the Required Banks;

    then, and in any such event (other than an event with respect to the Company described in paragraph (f) or (g) above), and at any time thereafter during the continuance of such event, the Agent may, and at the request of the Required Banks shall, by written or telegraphic notice to the Company, take either or both of the following actions at the same or different times: (i) terminate forthwith the Commitments of the Banks hereunder (if not theretofore terminated) and (ii) declare the Notes then outstanding to be forthwith due and payable, whereupon the principal of the Notes, together with accrued interest thereon and any unpaid accrued Commitment Fees and all other liabilities of the Company accrued hereunder, shall become forthwith due and payable both as to principal and interest, without presentment, demand, protest, notice of protest, notice of intent to accelerate, notice of acceleration or any other notice of any kind, all of which are hereby expressly waived by the Company, anything contained herein or in any Note or other Loan Document to the contrary notwithstanding; and in any event with respect to the Company described in paragraph (f) or (g) above, the Commitments of the Banks shall automatically terminate (if not theretofore terminated) and the Notes shall automatically become due and payable, both as to principal and interest, without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other notice of any kind, all of which are hereby expressly waived by the Company, anything contained herein or in any Note or other Loan Document to the contrary notwithstanding.

                                ARTICLE VIII

                                 THE AGENT

              SECTION 8.01. Authorization and Action. In order to expedite the various transactions contemplated by this Agreement, each Bank hereby irrevocably appoints and authorizes TCB to act as Agent on its behalf. Each of the Banks, and each subsequent holder of any Note by its acceptance thereof, hereby irrevocably authorizes and directs the Agent to take such action on behalf of such Bank or holder under the terms and provisions of this Agreement and to exercise such powers hereunder as are specifically delegated to or required of the Agent by the terms and provisions hereof, together with such powers as are reasonably incidental thereto. The Agent may perform any of its duties hereunder by or through its agents and employees. The duties of the Agent shall be mechanical and administrative in nature; the Agent shall not have by reason of this Agreement or any other Loan Document a fiduciary relationship in respect of any Bank; and nothing in this Agreement or any other Loan Document, expressed or implied, is intended to, or shall be so construed as to, impose upon the Agent any obligations in respect of this Agreement or any other Loan Document except as expressly set forth herein or therein. The Agent is hereby expressly authorized on behalf of the Banks, without hereby limiting any implied authority,
    (a) to receive on behalf of each of the Banks any payment of principal of or interest on the Notes outstanding hereunder and all other amounts accrued hereunder paid to the Agent, and promptly to distribute to each Bank its proper share of all payments so received; (b) to give notice within a reasonable time on behalf of each of the Banks to the Company of any Default or Event of Default specified in this Agreement of which the Agent has actual knowledge as provided in Section 8.07; (c) to distribute to each Bank copies of all notices, agreements, and other material as provided for in this Agreement as received by the Agent; and (d) to distribute to the Company any and all requests, demands and approvals received by the Agent or from the Banks. As to any matters not expressly provided for by this Agreement, the Notes or the other Loan Documents (including enforcement or collection of the Notes), the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Banks, and such instructions shall be binding upon all Banks and all holders of Notes and the Loans; provided, however, that the Agent shall not be required to take any action which exposes the Agent to personal liability or which is contrary to this Agreement or applicable law.

              SECTION 8.02. Agent's Reliance, Etc. (a) Neither the Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement, the Notes or any of the other Loan Documents (i) with the consent or at the request of the Required Banks or
    (ii) in the absence of its or their own gross negligence or willful misconduct (it being the express intention of the parties hereto that the Agent and its directors, officers, agents and employees shall have no liability for actions and omissions under this Section 8.02 resulting from their sole ordinary or contributory negligence).

              (b) Without limitation of the generality of the foregoing, the Agent: (i) may treat the payee of each Note and the obligations of the Company hereunder as the holder thereof until the Agent receives written notice of the assignment or transfer thereof signed by such payee and in form satisfactory to the Agent; (ii) may consult with legal counsel (including counsel for the Company), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (iii) makes no warranty or representation to any Bank and shall not be responsible to any Bank for any statements, warranties or representations made in or in connection with this Agreement, any Note or any other Loan Document; (iv) except as otherwise expressly provided herein, shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement, any Note or any other Loan Document or to inspect the property (including the books and records) of the Company; (v) shall not be responsible to any Bank for the due execution, legality, validity, enforceability, collectibility, genuineness, sufficiency or value of this Agreement, any Note, any other Loan Document or any other instrument or document furnished pursuant hereto or thereto; (vi) shall not be responsible to any Bank for the perfection or priority of any Lien securing the Loans; and (vii) shall incur no liability under or in respect of this Agreement, any Note or any other Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram, telecopier, cable or telex) reasonably believed by it to be genuine and signed or sent by the proper party or parties.

              SECTION 8.03.  Agent and Affiliates; TCB and
    Affiliates. Without limiting the right of any other Bank to engage in any business transactions with the Company or any of its Affiliates, with respect to their Commitments, the Loans, if any, made by them and the Notes, if any, issued to them, TCB shall have the same rights and powers under this Agreement, any Note or any of the other Loan Documents as any other Bank and may exercise the same as though it were not the Agent; and the term "Bank" or "Banks" shall, unless otherwise expressly indicated, include TCB in its individual capacity. TCB and its Affiliates may be engaged in, or may hereafter engage in, one or more loan, letter of credit, leasing or other financing activities not the subject of the Loan Documents (collectively, the "Other Financings") with the Company or any of its Affiliates, or may act as trustee on behalf of, or depositary for, or otherwise engage in other business transactions with the Company or any of its Affiliates (all Other Financings and other such business transactions being collectively, the "Other Activities") with no responsibility to account therefor to the Banks. Without limiting the rights and remedies of the Banks specifically set forth in the Loan Documents, no other Bank shall have any interest in (a) any Other Activities, (b) any present or future guarantee by or for the account of the Company not contemplated or included in the Loan Documents, (c) any present or future offset exercised by the Agent in respect of any such Other Activities, (d) any present or future property taken as security for any such Other Activities or (e) any property now or hereafter in the possession or control of the Agent which may be or become security for the obligations of the Company under the Loan Documents by reason of the general description of indebtedness secured, or of property contained in any other agreements, documents or instruments related to such Other Activities; provided, however, that if any payment in respect of such guarantees or such property or the proceeds thereof shall be applied to reduction of the obligations evidenced hereunder and by the Notes, then each Bank shall be entitled to share in such application according to its pro rata portion of such obligations.

              SECTION 8.04. Agent's Indemnity. (a) The Agent shall not be required to take any action hereunder or to prosecute or defend any suit in respect of this Agreement, the Notes or any other Loan Document unless indemnified to the Agent's satisfaction by the Banks against loss, cost, liability and expense. If any indemnity furnished to the Agent shall become impaired, it may call for additional indemnity and cease to do the acts indemnified against until such additional indemnity is given. In addition, the Banks agree to indemnify the Agent (to the extent not reimbursed by the Company), ratably according to the respective aggregate principal amounts of the Notes then held by each of them (or if no Notes are at the time outstanding, ratably according to the respective amounts of their Commitments, or if no Commitments are outstanding, the respective amounts of the Commitments immediately prior to the time the Commitments ceased to be outstanding), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Agent (or either of them) in any way relating to or arising out of this Agreement or any action taken or omitted by the Agent under this Agreement, the Notes and the other Loan Documents (including any action taken or omitted under Article II of this Agreement). Without limitation of the foregoing, each Bank agrees to reimburse the Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including reasonable counsel fees) incurred by the Agent in connection with the preparation, execution, administration, or enforcement of, or legal advice in respect of rights or responsibilities under, this Agreement, the Notes and the other Loan Documents to the extent that the Agent is not reimbursed for such expenses by the Company. The provisions of this Section 8.04 shall survive the termination of this Agreement, the payment of the Loans and/or the assignment of any of the Notes.

              (b) Notwithstanding the foregoing, no Bank shall be liable under this Section 8.04 to the Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements due to the Agent resulting from the Agent's gross negligence or willful misconduct. Each Bank agrees, however, that it expressly intends, under this Section 8.04, to indemnify the Agent ratably as aforesaid for all such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements arising out of or resulting from the Agent's sole ordinary or contributory negligence.

              SECTION 8.05. Bank Credit Decision. Each Bank acknowledges that it has, independently and without reliance upon the Agent or any other Bank and based on the financial statements referred to in Section 3.05 and Section 5.05 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under or based upon this Agreement, the other Loan Documents, any related agreement or any document furnished hereunder.

              SECTION 8.06. Successor Agent. Subject to the appointment and acceptance of a successor Agent as provided herein, the Agent may resign at any time by giving written notice thereof to the Banks and the Company. Upon any such resignation, the Required Banks shall have the right to appoint a successor Agent, subject to the approval of the Company, which approval shall not be unreasonably withheld. If no successor Agent shall have been so appointed by the Required Banks, approved by the Company and shall have accepted such appointment, all within 30 calendar days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a commercial bank organized or licensed under the laws of the United States or of any state thereof and having a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appoint ment as Agent hereunder and under the Notes by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement and the Notes. After any retiring Agent's resignation as the Agent hereunder and under the Notes, the provisions of this Article VIII and Section 9.04 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement and the Notes.

              SECTION 8.07. Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Agent shall have received notice from a Bank or the Company referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default" or "notice of event of default", as applicable. If the Agent receives such a notice, the Agent shall give notice thereof to the Banks and, if such notice is received from a Bank, the Agent shall give notice thereof to the other Banks and the Company. The Agent shall be entitled to take action or refrain from taking action with respect to such Default or Event of Default as provided in Section 8.01 and Section 8.02.

                                 ARTICLE IX

                                MISCELLANEOUS

              SECTION 9.01. Notices, Etc. The Agent, any Bank or the holder of any of the Notes or Loans, giving consent or notice or making any request of the Company provided for hereunder, shall notify each Bank and the Agent thereof. In the event that the holder of any Note (including any Bank) shall transfer such Note, it shall promptly so advise the Agent which shall be entitled to assume conclusively that no transfer of any Note has been made by any holder (including any Bank) unless and until the Agent receives written notice to the contrary. All notices, consents, requests, approvals, demands and other communications (collectively, "Communications") provided for herein shall be in writing (including telecopy Communications) and mailed, telecopied or delivered:

              (a)  if to the Company, at 1700 One Tandy Center,
    Fort Worth, Texas 76102, Attention of Dwain H.  Hughes, Vice
    President and Treasurer (Telecopy No. (817) 390-2638);

              (b) if to the Agent, at 1111 Fannin, Houston, Texas 77002, Attention of Susan Cummins, Investment Officer (Telecopy No. (713) 546-2339) with a copy to Texas Commerce Bank National Association, 201 Main Street, Fort Worth, Texas 76102, Attention: Corporate Lending (Telecopy No. (817) 878-7591); and

              (c) if to any Bank, as specified on the signature page for such Bank hereto or, in the case of any Person who becomes a Bank after the date hereof, as specified on the Assignment and Acceptance executed by such Person or in the Administrative Questionnaire delivered by such Person or, in the case of any party hereto, such other address or telecopy number as such party may hereafter specify for such purpose by notice to the other parties.

              All Communications shall, when mailed, telecopied or delivered, be effective when mailed by certified mail, return receipt requested to any party at its address specified above, on the signature page hereof or on the signature page of such Assignment and Acceptance (or other address designated by such party in a Communication to the other parties hereto), or telecopied to any party to the telecopy number set forth above, on the signature page hereof or on the signature page of such Assignment and Acceptance (or other telecopy number designated by such party in a Communication to the other parties hereto), or delivered personally to any party at its address specified above, on the signature page hereof or on the signature page of such Assignment and Acceptance (or other address designated by such party in a Communication to the other parties hereto); provided, however, Communications to the Agent pursuant to
    Article II or Article VII shall not be effective until received by the Agent.

              SECTION 9.02.  Survival of Agreement.  All
    covenants, agreements, representations and warranties made by the Company herein and in the other Loan Documents and in the certificates or other instruments prepared or delivered in connection with this Agreement shall be considered to have been relied upon by the Banks and shall survive the making by the Banks of the Loans and the execution and delivery to the Banks of the Notes evidencing such Loans and shall continue in full force and effect as long as the principal of or any accrued interest on any Note or any Commitment Fee or any other fee or amount payable under the Notes or this Agreement is outstanding and unpaid and so long as the Commitments have not been terminated.

              SECTION 9.03.  Successors and Assigns;
    Participations. (a) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Company, the Agent or the Banks that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns. The Company may not assign or transfer any of its rights or obligations hereunder without the prior written consent of all the Banks.

              (b) Each Bank may assign to one or more Eligible Assignees all or a portion of its interests, rights and obligations under this Agreement (including a portion of its Commitment and the same portion of the Loans at the time owing to it and the Note held by it); provided, however, that
    (i) except in the case of an assignment to a Bank or an Affiliate of a Bank, the Company and the Agent must give their prior written consent by countersigning the Assignment and Acceptance (which consent shall not be unreasonably withheld), (ii) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Bank's rights and obligations to this Agreement, (iii) the amount of the Commitment of the assigning Bank subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Agent) shall (A) be equal to the entire amount of the Commitment of the assigning Bank or (B) if not equal to the entire amount of the Commitment of the assigning Bank, in no event be less than $3,000,000 and shall be in an amount which is an integral multiple of $750,000; provided, however, for purposes of this Section 9.03(b)(iii)(B), that the retained Commitment of the assigning Bank may not be less than $3,000,000, (iv) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register, an Assignment and Acceptance substantially in the form of Exhibit 9.03 hereto (an "Assignment and Acceptance"), together with any Note subject to such assignment and a processing and recordation fee of $2,000 payable by the Bank's assignor thereunder, and (v) the assignee shall deliver to the Agent an Administrative Questionnaire. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five Business Days after the execution thereof unless otherwise agreed to by the assigning Bank, the Eligible Assignee thereunder and the Agent, (x) the assignee thereunder shall be a party hereto and under the other Loan Documents and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Bank hereunder and under the other Loan Documents and (y) the Bank thereunder shall, to the extent provided in such assignment, be released from its obligations under this Agreement.

              (c) By executing and delivering an Assignment and Acceptance, the assigning Bank thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, such assigning Bank makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto; (ii) such assigning Bank makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Company or the performance or observance by the Company of any of its obligations under this Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 3.05 and Section 5.05 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Agent, such Bank's assignor or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Bank.

              (d)  The Agent shall maintain at its address
    referred to in Section 9.01 a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Banks and the Commitments of, and principal amount of the Loans owing to, each Bank from time to time (the "Register"). The entries in the Register shall be conclusive, in the absence of demonstrable error, and the Company and the Banks may treat each Person whose name is recorded in the Register as a Bank hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Company or any Bank at any reasonable time and from time to time upon reasonable prior notice.

              (e)  Upon its receipt of an Assignment and
    Acceptance executed by an assigning Bank and an Eligible Assignee together with the Note subject to such assignment, the processing and recordation fee referred to in paragraph
    (b) above and, if required, the Company's written consent to such assignment, the Agent shall (subject to the consent of the Company to such assignment, if required), if such Assignment and Acceptance has been completed and is in the form of Exhibit 9.03, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Company and the Banks. Within five Business Days after receipt of notice, the Company, at its own expense, shall execute and deliver to the Agent in exchange for the surrendered Note a new Note to the order of such Eligible Assignee in an amount equal to the assigning Bank's Commitment assumed by it pursuant to such Assignment and Acceptance, and a new Note to the order of the assigning Bank in an amount equal to the portion of its Commitment retained by the assigning Bank hereunder. Such new Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit 2.04 hereto, as applicable. Each cancelled Note shall be returned to the Company.

              (f) Each Bank may without the consent of the Company or the Agent sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it and the Note held by it); provided, however, that (i) such Bank's obligations under this Agreement shall remain unchanged, (ii) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participating banks or other entities shall be entitled to the cost protection provisions contained in Sections 2.12 through 2.14 to the same extent that the Bank from which such participating bank or other entity acquired its participation would be entitled to the benefit of such cost protection provisions and (iv) the Company, the Agent and the other Banks shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement, and such Bank shall retain the sole right to enforce the obligations of the Company relating to the Loans and to approve any amendment, modification or waiver of any provision of this Agreement (other than amendments, modifications or waivers with respect to any fees payable hereunder or the amount of principal of or the rate at which interest is payable on the Loans, or the dates fixed for payments of principal of or interest on the Loans).

              (g) Any Bank or participant may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 9.03, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Company furnished to such Bank by or on behalf of the Company; provided that prior to any such disclosure, each such assignee or participant or proposed assignee or participant shall agree (subject to customary exceptions) to preserve the confidentiality of any confidential information relating to the Company received from such Bank.

              (h) Anything in this Section 9.03 to the contrary notwithstanding, any Bank may at any time, without the consent of the Company or the Agent, assign and pledge all or any portion of its Commitment and the Loans owing to it to any Federal Reserve Bank (and its transferees) as collateral security pursuant to Regulation A of the Board and any Operating Circular issued by such Federal Reserve Bank. No such assignment shall release the assigning Bank from its obligations hereunder.

              (i) All transfers of any interest in any Note hereunder shall be in compliance with all federal and state securities laws, if applicable. Notwithstanding the foregoing sentence, however, the parties to this Agreement do not intend that any transfer under this Section 9.03 be construed as a "purchase" or "sale" of a "security" within the meaning of any applicable federal or state securities laws.

              SECTION 9.04.  Expenses of the Banks; Indemnity.

              (a) The Company agrees to pay all reasonable out-of-pocket expenses reasonably incurred by the Agent in connection with the preparation of this Agreement, the Notes and the other Loan Documents or with any amendments, modifications or waivers of the provisions hereof (whether or not the transactions hereby contemplated shall be consummated) or reasonably incurred by the Agent or any Bank in connection with the enforcement or protection of their rights in connection with this Agreement or with the Loans made or the Notes issued hereunder, including the reasonable fees and disbursements of Andrews & Kurth L.L.P., special counsel for the Agent, and, in connection with such enforcement or protection, the reasonable fees and disbursements of other counsel for any Bank, including allocated staff counsel costs for any Bank that elects to use the services of staff counsel in lieu of outside counsel.
    The Company agrees to indemnify the Banks from and hold them harmless against any documentary taxes, assessments or charges made by any governmental authority by reason of the execution and delivery of this Agreement or any of the Notes or other Loan Documents.

              (b) The Company agrees to indemnify the Agent and the Banks and their directors, officers, employees and agents (each such Person being called an "Indemnitee") against, and to hold the Banks and such other Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees and expenses, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution and delivery of this Agreement and the other documents contemplated hereby, the performance by the parties hereto and thereto of their respective obligations hereunder and thereunder (including the making of the Commitment of each Bank) and consummation of the transactions contemplated hereby and thereby, (ii) the use of proceeds of the Loans or
    (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Bank, apply to any such losses, claims, damages, liabilities or related expenses that are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee. The Company agrees, however, that it expressly intends to indemnify each Indemnitee from and hold each of them harmless against any and all losses, liabilities, claims, damages or expenses arising out of the ordinary sole or contributory negligence of such Indemnitee, but not the gross negligence or willful misconduct of such Indemnitee.

              (c) The provisions of this Section 9.04 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the invalidity or unenforceability of any term or provision of this Agreement or any Note, or any investigation made by or on behalf of any Bank. All amounts due under this Section 9.04 shall be payable on written demand therefor.

              SECTION 9.05. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Bank or any branch Subsidiary or Affiliate of such Bank to or for the credit or the account of the Company against any of and all the obligations of the Company now or hereafter existing under this Agreement and the Note held by such Bank, irrespective of whether or not such Bank shall have made any demand under this Agreement or such Note and although such obligations may be unmatured. Each Bank agrees promptly to notify the Company after any such setoff and application made by such Bank, but the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Bank under this Section 9.05 are in addition to other rights and remedies (including other rights of setoff) which such Bank may have under applicable law.

              SECTION 9.06. Governing Law. This Agreement, the Notes, the other Loan Documents and all other documents executed in connection herewith, shall be deemed to be contracts and agreements executed by the Company, the Agent and the Banks under the laws of the State of Texas and of the United States of America and for all purposes shall be governed by, and construed and interpreted in accordance with, the laws of said state (without regard to principles of conflicts of law) and of the United States of America. Without limitation of the foregoing, nothing in this Agreement, the Notes or the other Loan Documents shall be deemed to constitute a waiver of any rights which any Bank may have under applicable federal legislation relating to the amount of interest which such Bank may contract for, take, receive, or charge in respect of any Loans, including any right to take, receive, reserve and charge interest at the rate allowed by the law of the state where such Bank is located. The Agent, the Banks and the Company further agree that insofar as the provisions of Article 1.04, Subtitle 1, Title 79, of the Revised Civil Statutes of Texas, 1925, as amended, are at any time applicable to the determination of the Highest Lawful Rate with respect to the Notes, the indicated rate ceiling computed from time to time pursuant to Section (a) of such Article shall apply to the Notes, provided, however, that to the extent permitted by such Article, the Agent may from time to time by notice from the Agent to the Company revise the election of such interest rate ceiling as such ceiling affects the then current or future balances of the Loans outstanding hereunder and under the Notes. The provisions of Chapter 15 of Subtitle 3 of the said Title 79 do not apply to this Agreement or any Note issued hereunder.

              SECTION 9.07. Waivers; Amendments. (a) No failure or delay of any Agent or any Bank in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Agent and the Banks hereunder are cumulative and not exclusive of any rights or remedies which they would otherwise have. No waiver of any provision of this Agreement, the Notes or the other Loan Documents or consent to any departure by the Company therefrom shall in any event be effective unless the same shall be authorized as provided in paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances. Each holder of any Note shall be bound by any amendment, modification, waiver or consent authorized as provided herein, whether or not such Note shall have been marked to indicate such amendment, modification, waiver or consent.

              (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Company and the Required Banks; provided, however, that no such agreement shall (i) change the principal amount of, or extend or advance the maturity of or any date for the payment of any principal of or interest on, any Loan, or waive or excuse any such payment or any part thereof, or change the rate of interest on any Loan, without the written consent of each Bank affected thereby, (ii) change the Commitment of any Bank without the written consent of such Bank, or change the Commitment Fees of any Bank without the written consent of each Bank or (iii) amend or modify the provisions of this
    Section 9.07, Section 2.07, Sections 2.10 through 2.15,
    Section 2.17, Section 2.18, Section 9.03 or the definition of the "Required Banks," without the written consent of each Bank; and provided further that no such agreement shall amend, modify, waive or otherwise affect the rights or duties of the Agent hereunder without the written consent of the Agent. Each Bank and each holder of any Note shall be bound by any modification or amendment authorized by this Section
    9.07 regardless of whether its Note shall be marked to make reference thereto, and any consent by any Bank or holder of a Note pursuant to this Section 9.07 shall bind any Person subsequently acquiring a Note from it, whether or not such Note shall be so marked.

              SECTION 9.08. Interest. Each provision in this Agreement and each other Loan Document is expressly limited so that in no event whatsoever shall the amount paid, or otherwise agreed to be paid, to the Agent or any Bank for the use, forbearance or detention of the money to be loaned under this Agreement or any Loan Document or otherwise (including any sums paid as required by any covenant or obligation contained herein or in any other Loan Document which is for the use, forbearance or detention of such money), exceed that amount of money which would cause the effective rate of interest to exceed the Highest Lawful Rate, and all amounts owed under this Agreement and each other Loan Document shall be held to be subject to reduction to the effect that such amounts so paid or agreed to be paid which are for the use, forbearance or detention of money under this Agreement or such Loan Document shall in no event exceed that amount of money which would cause the effective rate of interest to exceed the Highest Lawful Rate. Anything in this Agreement or any Note or any other Loan Document to the contrary notwithstanding, the Company shall never be required to pay unearned interest on any Note and shall never be required to pay interest on such Note at a rate in excess of the Highest Lawful Rate, and if the effective rate of interest which would otherwise be payable under this Agreement, such Note and the other Loan Documents would exceed the Highest Lawful Rate, or if the holder of such Note shall receive any unearned interest or shall receive monies that are deemed to constitute interest which would increase the effective rate of interest payable by the Company under this Agreement and such Note to a rate in excess of the Highest Lawful Rate, then (a) the amount of interest which would otherwise be payable by the Company under this Agreement and such Note shall be reduced to the amount allowed under applicable law, and (b) any unearned interest paid by the Company or any interest paid by the Company in excess of the Highest Lawful Rate shall be credited on the principal of such Note (or, if the principal amount of such Note shall have been paid in full, refunded to the Company). It is further agreed that, without limitation of the foregoing, all calculations of the rate of interest contracted for, charged or received by any Bank under the Notes held by it, or under this Agreement, are made for the purpose of determining whether such rate exceeds the Highest Lawful Rate applicable to such Bank (such Highest Lawful Rate being such Bank's "Maximum Permissible Rate"), and shall be made, to the extent permitted by usury laws applicable to such Bank (now or hereafter enacted), by amortizing, prorating and spreading in equal parts during the period of the full stated term of the Loans evidenced by said Notes all interest at any time contracted for, charged or received by such Bank in connection therewith. If at any time and from time to time (i) the amount of interest payable to any Bank on any date shall be computed at such Bank's Maximum Permissible Rate pursuant to this Section 9.08 and
    (ii) in respect of any subsequent interest computation period the amount of interest otherwise payable to such Bank would be less than the amount of interest payable to such Bank computed at such Bank's Maximum Permissible Rate, then the amount of interest payable to such Bank in respect of such subsequent interest computation period shall continue to be computed at such Bank's Maximum Permissible Rate until the total amount of interest payable to such Bank shall equal the total amount of interest which would have been payable to such Bank if the total amount of interest had been computed without giving effect to this Section 9.08.

              SECTION 9.09. Severability. In the event any one or more of the provisions contained in this Agreement, the Notes or any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

              SECTION 9.10. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract, and shall become effective as provided in Section 9.11.

              SECTION 9.11. Binding Effect. This Agreement shall become effective on the Execution Date, and thereafter shall be binding upon and inure to the benefit of the Company, the Agent and each Bank and their respective successors and assigns, except that the Company shall not have the right to assign its rights hereunder or any interest herein except as provided in Section 9.03(a).

              SECTION 9.12.  FINAL AGREEMENT OF THE PARTIES.
    THIS WRITTEN AGREEMENT (INCLUDING THE EXHIBITS AND SCHEDULES HERETO), THE NOTES, THE AGENT'S LETTER AND THE OTHER LOAN DOCUMENTS CONSTITUTE A "LOAN AGREEMENT" AS DEFINED IN SECTION 26.02(a) OF THE TEXAS BUSINESS AND COMMERCE CODE, AND REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF. Any previous agreement among the parties with respect to the subject matter hereof is superseded by this Agreement. Nothing in this Agreement, expressed or implied, is intended to confer upon any party other than the parties hereto any rights, remedies, obligations or liabilities under or by reason of this Agreement.

              IN WITNESS HEREOF, the Company, the Banks listed on the signature pages hereto and the Agent have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                                   TANDY CORPORATION



                                   By: \s\ Dwain H. Hughes
                                   Name: Dwain H. Hughes
                                   Title: Vice President
                                          and Treasurer


                                   TEXAS COMMERCE BANK
                                   NATIONAL ASSOCIATION as Agent



                                   By: \s\ Loren Jensen
                                   Name: Loren Jensen
                                   Title: Senior Vice
                                          President



    Tranche A      Tranche B       ALGEMENE BANK NEDERLAND N.V.,
    Commitment     Commitment      HOUSTON AGENCY
    $10,000,000    $10,000,000


                                   By: \s\ Charles W. Randall
                                   Name: Charles W. Randall
                                   Title: Vice President



                                   By: \s\ Alan C. Weitzner
                                   Name: Alan C. Weitzner
                                   Title: Assistant Vice
                                          President



    $20,000,000    $20,000,000     BANK OF AMERICA NATIONAL
                                   TRUST AND SAVINGS ASSOCIATION



                                   By: \s\ Samir Sidani
                                   Name: Samir Sidani
                                   Title: Vice President



    $20,000,000    $20,000,000     THE BANK OF NEW YORK

                                   By: \s\ Michael J. Moretti
                                   Name: Michael J. Moretti
                                   Title: Vice President



    $15,000,000    $15,000,000     BARCLAYS BANK PLC



                                   By: \s\ William C. Collins, II
                                   Name: William C. Collins, II
                                   Title: Vice President



    $15,000,000    $15,000,000     CONTINENTAL BANK N.A.



                                   By: \s\ Laurens F. Schaad, Jr.
                                   Name: Laurens F. Schaad, Jr.
                                   Title: Vice President



    Tranche A      Tranche B       CREDIT LYONNAIS, CAYMAN ISLAND
    Commitment     Commitment      BRANCH
    $20,000,000    $20,000,000


                                   By:
                                   Name:
                                   Title:



    $20,000,000    $20,000,000     NATIONAL WESTMINSTER BANK PLC
                                   NEW YORK BRANCH



                                   By: \s\ David F. Brealey
                                   Name: David F. Brealey
                                   Title: Vice President

                                   NATIONAL WESTMINSTER BANK PLC
                                   NASSAU BRANCH



                                   By: \s\ David F. Brealey
                                   Name: David F. Brealey
                                   Title: Vice President



    $20,000,000    $20,000,000     NCNB TEXAS NATIONAL BANK



                                    By: \s\ Vincent A. Liberio
                                    Name: Vincent A. Liberio
                                    Title: Senior Vice President



    Tranch A       Tranch B         SOCIETE GENERALE, SOUTHWEST
    Commitment     Commitment       AGENCY
    $10,000,000    $10,000,000


                                    By: \s\ Matthew Flanigan
                                    Name: Matthew Flanigan
                                    Title: Vice President Manager



                                     By: \s\Louis P. Laville, III
                                     Name: Louis P. Laville, III
                                     Title: Assistant Treasurer



    $ 5,000,000    $ 5,000,000       THE SUMITOMO BANK, LIMITED
                                     HOUSTON AGENCY


                                     By: \s\ Hideki Matsui
                                     Name: Hideki Matsui
                                     Title: General Manager



    $20,000,000    $20,000,000       WESTPAC BANKING CORPORATION



                                     By: \s\ Lawrence Creedon
                                     Name: Lawrence Creedon
                                     Title: Vice President

    Commitment:       Banks
    ___________       _____
    $15,000,000
                      BANK OF AMERICA NATIONAL TRUST
                      AND SAVINGS ASSOCIATION



                      By:
                      Name:
                      Title:

                      Address: 333 Clay Street, Suite 4550
                               Houston, Texas  77002

                      Telecopy No.: (713) 651-4841


                      Domestic Lending Office

                      Bank of America
                      Global Payments Operations
                      CSA South #5583
                      333 South Beaudry Avenue
                      Los Angeles, California 90017

                      Attention: Debbie Green


                      Eurodollar Lending Office

                      Bank of America
                      Global Payments Operations
                      CSA South #5583
                      333 South Beaudry Avenue
                      Los Angeles, California 90017

                      Attention: Debbie Green

    Commitment:       Banks
    ___________       _____
    $15,000,000
                      THE BANK OF NEW YORK




                      By: \s\ Ian K. Stewart
                      Name: Ian K. Stewart
                      Title: Vice President

                      Address: One Wall Street
                               New York, New York  10286

                      Telecopy No.: (212) 635-6434


                      Domestic Lending Office

                      The Bank of New York
                      One Wall Street
                      New York, New York  10286


                      Eurodollar Lending Office

                      The Bank of New York
                      One Wall Street
                      New York, New York  10286

    Commitment:       Banks
    ___________       _____
    $ 7,500,000
                      BANK ONE, TEXAS, N.A.


                      By:
                      Name:
                      Title:

                      Address: 500 Throckmorton
                               Fort Worth, Texas  76102

                      Telecopy No.: (817) 884-5697


                      Domestic Lending Office

                      Bank One, Texas, N.A.
                      500 Throckmorton
                      Fort Worth, Texas  76102


                      Eurodollar Lending Office

                      Bank One, Texas, N.A.
                      500 Throckmorton
                      Fort Worth, Texas  76102

    Commitment:       Banks
    -----------       -----
    $10,000,000
                      THE BANK OF TOKYO TRUST COMPANY



                      By:
                      Name:
                      Title:

                      Address: 1251 Avenue of the Americas
                               12th Floor
                               New York, New York  10116-3138

                      Telecopy No.: (212) 782-6440


                      Domestic Lending Office

                      The Bank of Tokyo Trust Company
                      1251 Avenue of the Americas
                      12th Floor
                      New York, New York  10116-31386


                      Eurodollar Lending Office

                      The Bank of Tokyo Trust Company
                      1251 Avenue of the Americas
                      12th Floor
                      New York, New York  10116-3138

    Commitment:       Banks
    -----------       -----
    $10,000,000
                      BARCLAYS BANK PLC



                      By:
                      Name:
                      Title:

                      Address: 222 Broadway, 11th Floor
                               New York, New York  10038

                      Telecopy No.: (212) 412-7580


                      Domestic Lending Office

                      Barclays Bank PLC
                      222 Broadway, 11th Floor
                      New York, New York  10038


                      Eurodollar Lending Office

                      Barclays Bank PLC
                      222 Broadway, 11th Floor
                      New York, New York  10038

    Commitment:       Banks
    -----------       -----
    $ 7,500,000
                      THE CHASE MANHATTAN BANK, N.A.


                      By:
                      Name:
                      Title:

                      Address: One Chase Manhattan Plaza
                               Global Insurance Corporate Finance
                               5th Floor
                               New York, New York  10081

                      Telecopy No.: (212) 552-1999 or 3651


                      Domestic Lending Office

                      The Chase Manhattan Bank, N.A.
                      One Chase Manhattan Plaza
                      Global Insurance Corporate Finance
                      5th Floor
                      New York, New York  10081


                      Eurodollar Lending Office

                      The Chase Manhattan Bank, N.A.
                      One Chase Manhattan Plaza
                      Global Insurance Corporate Finance
                      5th Floor
                      New York, New York  10081

    Commitment:       Banks
    -----------       -----
    $15,000,000
                      CONTINENTAL BANK N.A.



                      By: \s\ W. Thomas Barnett
                      Name: W. Thomas Barnett
                      Title: Vice President

                      Address: 231 South LaSalle Street
                               Chicago, Illinois 60697

                      Telecopy No.: (312) 987-5833


                      Domestic Lending Office

                      Continental Bank N.A.
                      231 South LaSalle Street
                      Chicago, Illinois 60697


                      Eurodollar Lending Office

                      Continental Bank N.A.
                      231 South LaSalle Street
                      Chicago, Illinois 60697

    Commitment:       Banks
    -----------       -----
    $15,000,000
                      CREDIT LYONNAIS NEW YORK BRANCH



                      By:
                      Name:
                      Title:

                      Address: 500 North Akard, Suite 3210
                               Dallas, Texas 75201

                      Telecopy No.: (214) 954-3312


                      Domestic Lending Office

                      Credit Lyonnais New York Branch
                      500 North Akard, Suite 3210
                      Dallas, Texas 75201

                      Attention: Judy Gordon


                      Eurodollar Lending Office

                      Credit Lyonnais New York Branch
                      500 North Akard, Suite 3210
                      Dallas, Texas 75201
                      Attention: Judy Gordon

    Commitment:       Banks
    -----------       -----
    $10,000,000
                      THE FIRST NATIONAL BANK OF BOSTON



                      By: \s\ Bethann R. Halligan
                      Name: Bethann R. Halligan
                      Title: Director

                      Address: 100 Federal Street 01-21-01
                               Boston, Massachusetts  02110

                      Telecopy No.: (617) 434-6685


                      Domestic Lending Office

                      The First National Bank of Boston
                      100 Federal Street 01-21-01
                      Boston, Massachusetts  02110


                      Eurodollar Lending Office

                      The First National Bank of Boston
                      100 Federal Street 01-21-01
                      Boston, Massachusetts  02110

    Commitment:       Banks
    -----------       -----
    $ 7,500,000
                      FIRST UNION NATIONAL BANK OF
                      NORTH CAROLINA



                      By:
                      Name:
                      Title:

                      Address: 301 South College Street
                               One First Union Center
                               Charlotte, NC  28288

                      Telecopy No.: (704) 374-2802


                      Domestic Lending Office

                      First Union National Bank of
                       North Carolina
                      301 South College Street
                      One First Union Center
                      Charlotte, North Carolina  28288


                      Eurodollar Lending Office

                      First Union National Bank of
                       North Carolina
                      301 South College Street
                      One First Union Center
                      Charlotte, North Carolina  28288

    Commitment:       Banks
    -----------       -----
    $10,000,000
                      MELLON BANK, N.A.



                      By:
                      Name:
                      Title:

                      Address: One Mellon Bank Center, Room 4535
                               Pittsburgh, Pennsylvania 15258-0001

                      Telecopy No.: (412) 234-5049 or
                                    (412) 236-2027


                      Domestic Lending Office
                      Mellon Bank, N.A.
                      Three Mellon Bank Center
                      23rd Floor
                      Pittsburgh, Pennsylvania 15259

                      Attention:  Loan Administration


                      Eurodollar Lending Office

                      Three Mellon Bank Center
                      23rd Floor
                      Pittsburgh, Pennsylvania 15259


                      Attention:  Loan Administration

    Commitment:       Banks
    -----------       -----
    $15,000,000
                      NATIONAL WESTMINSTER BANK, Plc
                      New York Branch



                      By:
                      Name:
                      Title:



                      NATIONAL WESTMINSTER BANK, Plc
                      Nassau Branch



                      By:
                      Name:
                      Title:

                      Telecopy No.: (212) 602-4118


                      Domestic Lending Office


                      NATIONAL WESTMINSTER BANK, Plc
                      New York Branch
                      175 Water Street
                      New York, New York 10038


                      Eurodollar Lending Office

                      NATIONAL WESTMINSTER BANK, Plc
                      Nassau Branch
                      175 Water Street
                      New York, New York 10038

    Commitment:       Banks
    -----------       -----
    $15,000,000
                      NATIONSBANK OF TEXAS, N.A.



                      By:
                      Name:
                      Title:

                      Address: 500 West Seventh Street
                               Fort Worth, Texas  76113-2260

                      Telecopy No.: (817) 390-6545


                      Domestic Lending Office

                      NationsBank of Texas, N.A.
                      500 West Seventh Street
                      Fort Worth, Texas  76113-2260


                      Eurodollar Lending Office

                      NationsBank of Texas, N.A.
                      901 Main Street
                      Dallas, Texas 75202

    Commitment:       Banks
    -----------       -----
    $10,000,000
                      SOCIETE GENERALE, SOUTHWEST AGENCY


                      By:
                      Name:
                      Title:

                      Address: 2001 Ross Avenue, Suite 4800
                               Dallas, Texas  75201

                      Telecopy No.: (214) 979-1104


                      Domestic Lending Office

                      Societe Generale, Southwest Agency
                      2001 Ross Avenue, Suite 4800
                      Dallas, Texas  75201


                      Eurodollar Lending Office

                      Societe Generale, Southwest Agency
                      2001 Ross Avenue, Suite 4800
                      Dallas, Texas  75201

    Commitment:       Banks
    -----------       -----
    $ 7,500,000
                      THE SUMITOMO BANK, LIMITED
                      HOUSTON AGENCY



                      By:
                      Name:
                      Title:

                      Address: NationsBank Center
                               700 Louisiana, Suite 1750
                               Houston, Texas  77002

                      Telecopy No.: (713) 759-0020


                      Domestic Lending Office
                      The Sumitomo Bank, Limited
                      Houston Agency
                      NationsBank Center
                      The Sumitomo Bank, Limited Houston
                      Agency
                      700 Louisiana, Suite 1750
                      Houston, Texas  77002


                      Eurodollar Lending Office

                      The Sumitomo Bank, Limited
                      Houston Agency
                      NationsBank Center
                      The Sumitomo Bank, Limited Houston
                      Agency
                      700 Louisiana, Suite 1750
                      Houston, Texas  77002

    Commitment:       Banks
    -----------       -----
    $20,000,000
                      TEXAS COMMERCE BANK
                      NATIONAL ASSOCIATION



                      By:
                      Name:
                      Title:

                      Address: 201 Main Street
                               Fort Worth, Texas  76102

                      Telecopy No.: (817) 878-7591


                      Domestic Lending Office

                      Texas Commerce Bank National
                      Association
                      201 Main Street
                      Fort Worth, Texas  76102


                      Eurodollar Lending Office

                      Texas Commerce Bank National
                      Association
                      712 Main Street
                      Houston, Texas   77002

    Commitment:       Banks
    -----------       -----
    $10,000,000
                      TORONTO DOMINION (TEXAS), INC.



                      By:
                      Name:
                      Title:

                      Address: 909 Fannin, Suite 1700
                               Houston, Texas 77010

                      Telecopy No.: (713) 951-9921


                      Domestic Lending Office

                      The Toronto-Dominion Bank
                      909 Fannin, Suite 1700
                      Houston, Texas 77010


                      Eurodollar Lending Office

                      The Toronto-Dominion Bank
                      Houston Agency
                      909 Fannin, Suite 1700
                      Houston, Texas 77010

                            TANDY CORPORATION

                          OFFICERS CERTIFICATE

              The undersigned, ________________________,
    __________________________, and, _________________________,
    [Assistant] Secretary, of Tandy Corporation, a Delaware corporation (the Company ), DO HEREBY CERTIFY, in connection with the execution of the Revolving Credit Agreement (Facility
    A) dated as of May 27, 1994 (the Credit Agreement, terms defined therein being used herein as therein defined) among the Company, the Banks parties thereto, and Texas Commerce Bank National Association, as Agent, that:

              1. Attached hereto as Exhibit A is a correct copy of the Articles of Incorporation of the Company together with all amendments thereto.

              2. Attached hereto as Exhibit B is a correct copy of the Bylaws of the Company together with all amendments thereto.

              3. Attached hereto as Exhibit C is a correct copy of resolutions duly adopted by the Board of Directors of the Company at a meeting thereof duly called and held on _________, 1994, at which meeting a quorum was present and acting throughout. Such resolutions have not been amended, modified or revoked and are in full force and effect on the date hereof.

              4. The persons named below are duly elected officers of the Company, now hold the offices set forth opposite their respective names, and have held such offices since or prior to, 1994; and the signature opposite the name and title of each of them is his or her correct signature:

         Name             Office               Signature





              5. There exists on the date hereof no Default or Event of Default with respect to the Company.

              6. The representations and warranties contained in the Loan Documents are true on and as of the date hereof (except to the extent that such representations and warranties have been affected by the transactions contemplated by the Credit Agreement) with the same effect as though such representations and warranties had been made on and as of the date hereof.

              IN WITNESS WHEREOF, the undersigned have signed this certificate this day _________ of May, 1994.





                                Name:
                                Title:




                                Name:
                                Title:
                                [Assistant] Secretary